As filed with the Securities and Exchange Commission on June 21, 2012

Registration No. 333-180963

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1-Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fidelity Southern Corporation

(Exact name of registrant as specified in its charter)

Georgia (State or jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	58-1416811 (I.R.S. Employer Identification No.)

3490 Piedmont Road, Suite 1550

Atlanta, Georgia 30305

(404) 240-1504

(Address, including zip code, and telephone number, including area code, of principal executive offices)

James B. Miller, Jr.

Chairman and Chief Executive Officer

3490 Piedmont Road, Suite 1550

Atlanta, Georgia 30305

(404) 240-1504

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Jackie G. Prester, Esq.

Baker, Donelson, Bearman,

Caldwell & Berkowitz, P.C.

165 Madison, Suite 2000

Memphis, Tennessee 38103

Telephone: (901) 526-2000

Facsimile: (901) 577-0762

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	48,200 shares	$1,000	$48,200,000	$5,523.72
Total			$48,200,000	$5,523.72

(1) Calculated in accordance with Rule 457(a). The price is calculated based upon the liquidation preference amount per share of the Series A Preferred Stock being registered for resale which we sold to the United States Department of the Treasury pursuant to Treasury’s Troubled Asset Relief Program.

(2) Previously paid.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 21, 2012

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED

48,200 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Liquidation Preference Amount $1,000 Per Share

This prospectus supplement relates to the potential resale from time to time of some or all of 48,200 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (referred to as the preferred shares), by the United States Department of the Treasury. We issued the preferred shares to Treasury on December 19, 2008 as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. We will not receive any proceeds from the sale of any shares sold by Treasury.

Dividends on the preferred shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per share plus any accrued and unpaid dividends to but excluding the date of redemption.

The preferred shares are not listed for trading on any stock exchange or available for quotation on any national quotation system and we do not anticipate listing the preferred shares.

The public offering price and the allocation of the preferred shares in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids to purchase preferred shares at any price at or above the minimum bid price of $[•] per share (such bid price to be in increments of $0.01). The minimum size for any bid will be one preferred share. If Treasury decides to sell any of the offered preferred shares, then the underwriters will agree to purchase such preferred shares in a firm commitment underwriting and the public offering price of such preferred shares will equal the clearing price plus accrued dividends thereon. If bids are received for 100% or more of the offered preferred shares, the clearing price will be equal to the highest price at which all of the offered preferred shares can be sold in the auction. If bids are received for 100% or more of the offered preferred shares, and Treasury elects to sell any preferred shares in the auction, Treasury must sell all of the offered preferred shares at the clearing price. If bids are received for at least half, but less than all, of the offered preferred shares, then the clearing price will be equal to the minimum bid price of $[•] per share, and Treasury may (but is not required to) sell, at the public offering price, the number of preferred shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered preferred shares are sold. In certain cases, the bids of bidders may be pro-rated. If bids are received for less than half of the offered preferred shares, Treasury will not sell any preferred shares in this offering. Even if bids are received for at least half of the offered preferred shares, Treasury may decide not to sell any preferred shares or, in the case where bids are received for at least half, but less than all, of the offered preferred shares, may decide to sell a portion (but not less than half) of the offered preferred shares in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-34 of this prospectus supplement.

Investing in the preferred shares involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 7 of the accompanying prospectus.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions to be paid by selling shareholder(2)	$	$
Proceeds to selling shareholder(1)	$	$

(1)	Plus accrued dividends from and including May 15, 2012.
(2)	Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the preferred shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The preferred shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The underwriters expect to deliver the preferred shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about       , 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Sandler O’Neill + Partners, L.P.

Co-Managers

Great Pacific Securities	Loop Capital Markets	Ramirez & Co., Inc.

The date of this prospectus supplement is             , 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you make a decision to invest in the preferred shares. In particular, you should review the information under the heading “Risk Factors set forth on page S-9 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 7 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission. Neither we nor Treasury nor the underwriters are making an offer to sell the preferred shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. We have not authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

SUMMARY

The following summary contains material information about us and this offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in the preferred shares, you should read this prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors,” and the information incorporated by reference therein, including our audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Company

Overview

Fidelity Southern Corporation is a bank holding company headquartered in Atlanta, Georgia. We conduct operations primarily though Fidelity Bank, a state chartered wholly-owned subsidiary bank. Fidelity Bank was organized as a national banking corporation in 1973 and converted to a Georgia chartered state bank in 2003. LionMark Insurance Company is a wholly-owned subsidiary of Fidelity Southern Corporation and is an insurance agency offering consumer credit related insurance products. Fidelity Southern Corporation also owns five subsidiaries established to issue trust preferred securities. The “Company”, “we” or “our”, as used herein, includes Fidelity Southern Corporation and its subsidiaries, unless the context otherwise requires.

At December 31, 2011, we had total assets of $2.235 billion, total loans of $1.757 billion, total deposits of $1.872 billion, and shareholders’ equity of $167.3 million. In addition, in October 2011 we acquired Decatur First Bank, with approximately $79.4 million in loans and $169.9 million in deposits, in a Federal Deposit Insurance Corporation-assisted acquisition.

Market Area, Products and Services

Fidelity Bank provides an array of financial products and services for business and retail customers primarily through 28 branches in Fulton, Dekalb, Cobb, Clayton, Gwinnett, Rockdale, Coweta, Henry, Morgan, Greene, and Barrow Counties in Georgia, a branch in Jacksonville, Duval County, Florida, and on the Internet at www.lionbank.com. Fidelity Bank’s customers are primarily individuals and small and medium sized businesses located in Georgia. Mortgage and construction loans are also provided through a branch in Jacksonville, Florida. Mortgage loans, automobile loans, and Small Business Administration loans are provided through employees located throughout the Southeast.

Fidelity Bank is primarily engaged in attracting deposits from individuals and businesses and using these deposits and borrowed funds to originate commercial and industrial loans, commercial loans secured by real estate, Small Business Administration loans, construction and residential real estate loans, direct and indirect automobile loans, residential mortgage and home equity loans, and secured and unsecured installment loans. Fidelity Bank offers business and personal credit card loans through a third party agency relationship. Internet banking, including on-line bill pay, and Internet cash management services are available to individuals and businesses, respectively. Additionally, Fidelity Bank offers businesses remote deposit services, which allow participating companies to scan and electronically send deposits to Fidelity Bank for improved security and funds availability. Fidelity Bank also provides international trade services.

Trust services and merchant services activities are provided through agreements with third parties. Investment services are provided through an agreement with an independent broker-dealer.

We have generally grown our assets, deposits, and business internally by building on our lending products, expanding our deposit products and delivery capabilities, opening new branches, and hiring experienced bankers with existing customer relationships in our market. We do not purchase loan participations from any other financial institution. We have participated in a Federal Deposit Insurance Corporation-assisted transaction and will continue to review the opportunities.

Corporate Information

Our principal executive offices are located at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305. Our telephone number is (404) 240-1504. Our website is www.lionbank.com. Information on our website is not incorporated into this prospectus supplement by reference and is not part of this prospectus supplement.

The Offering

Issuer	Fidelity Southern Corporation, a Georgia corporation

Preferred Shares; Offering Process

48,200 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share. The number of preferred shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any preferred shares in the auction process. See “Auction Process” in this prospectus supplement.

Liquidation Preference

If we liquidate, including as part of a liquidation, dissolution or winding up, holders of the preferred shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the preferred shares.

Dividends

Dividends on the preferred shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. Holders of preferred shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Maturity	The preferred shares have no maturity date.

Rank

The preferred shares rank (1) senior to junior stock, which is common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the preferred shares, (2) equally with parity stock, which is any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the preferred shares as to dividend rights and/or rights upon liquidation and (3) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends

So long as the preferred shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of junior stock (other than dividends payable solely in common stock) or parity stock (other than dividends paid on a pro rata basis with the preferred shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, junior stock or parity stock unless all accrued and unpaid dividends on the preferred shares for all past dividend periods are paid in full.

Redemption

We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. In order to have sufficient funds to redeem all of the outstanding shares, the Company would be required to either (1) obtain approval from its regulators to permit Fidelity Bank to make an extraordinary distribution to the Company, (2) obtain additional funding via either the issuance of equity or debt to one or more third parties, or (3) obtain funding via a combination of (1) and (2). While Fidelity Bank could make a special distribution to the Company to redeem the preferred shares and still meet the regulatory minimum capital thresholds currently, such a material depletion in its capital base would likely adversely affect the Company’s strategic objectives, and there is no assurance Fidelity Bank’s regulators would grant approval for such a large distribution. The Company does not intend to place a bid in the auction and does not have any current intention to redeem the preferred shares in the near future or before February 15, 2014.

Voting Rights

Holders of the preferred shares generally have no voting rights. However, if we do not pay dividends on the preferred shares for six or more quarterly periods, whether or not consecutive, the holders of the preferred shares, voting as a single class with the holders of any other parity stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional preferred directors to serve on our Board of Directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the preferred shares are paid in full. These directors may be nominated by any holder of the preferred shares by submission to the Company’s Nominating Committee of the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. There is no limit on the number of nominations that may be made and a plurality of the eligible voters would determine the election of the new directors.

In addition, the affirmative vote of the holders of at least 66 2/3% of the outstanding preferred shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the preferred shares, to amend, alter or repeal any provision of our charter or the Certificate of Designation for the preferred shares in a manner that adversely affects the rights of the holders of the preferred shares or to consummate a binding share exchange or reclassification of the preferred shares or a merger or consolidation of us with another entity unless (a) the preferred shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (b) the preferred shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the preferred shares immediately prior to such transaction, taken as a whole.

Auction Process

The public offering price and the allocation of the preferred shares in this offering will be determined through an auction process conducted by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., the joint book-running managers in this offering, in their capacity as the auction agents. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. We do not intend to submit any bids in the auction. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum Bid Size and Price Increments

This offering is being conducted using an auction process in which prospective purchasers are required to bid for the preferred shares. During the auction period, bids may be placed for shares at any price at or above the minimum bid price of $[•] per share (such bid price to be in increments of $0.01) with a minimum size for any bid of one preferred share. See “Auction Process” in this prospectus supplement.

Bid Submission Deadline

The auction will commence at 10:00 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the “submission deadline.”

Irrevocability of Bids

Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the preferred shares allocated to them. The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing Price

The price at which the preferred shares will be sold to the public will be the clearing price plus accrued dividends. The clearing price will be determined as follows:

•         If valid, irrevocable bids are received for 100% or more of the offered preferred shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered preferred shares can be sold in the auction;

•         If valid, irrevocable bids are received for at least half, but less than all, of the offered preferred shares at the time of the submission deadline, the clearing price will be equal to the minimum bid price of $[•] per share.

Even if bids are received for at least half of the offered preferred shares, Treasury may decide not to sell any preferred shares in the auction process or, in the case where bids are received for at least half, but less than all, of the preferred shares, may decide only to sell a portion (but not less than half) of the offered preferred shares in the auction process. If Treasury decides to sell preferred shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of preferred shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below). The clearing price and number of preferred shares to be sold are also expected to be announced by press release on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of Shares to be Sold

If bids are received for 100% or more of the offered preferred shares, Treasury must sell all of the offered preferred shares if it chooses to sell any preferred shares. If bids are received for at least half, but less than all, of the offered preferred shares, then Treasury may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) the number of preferred shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered preferred shares are sold. If bids are received for less than half of the offered preferred shares, Treasury will not sell any preferred shares in this offering. Even if bids are received for at least half of the offered preferred shares, Treasury may decide not to sell any preferred shares or, in the case where bids are received for at least half, but less than all, of the offered preferred shares, may decide only to sell a portion (but not less than half) of the offered preferred shares in the auction process. If Treasury elects to sell any preferred shares in the auction, Treasury must sell those shares at the clearing price plus accrued dividends thereon. In no event will Treasury sell more preferred shares than the number of preferred shares for which there are bids. See “Auction Process” in this prospectus supplement.

Allocation; Pro-Ration

If bids for 100% or more of the offered preferred shares are received and Treasury elects to sell preferred shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation. If bids for at least half, but less than all, of the offered preferred shares are received, and Treasury chooses to sell fewer preferred shares than the number of preferred shares for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Use of Proceeds	We will not receive any proceeds from the sale of any shares sold by Treasury. See “Use of Proceeds” in this prospectus supplement.

Listing	The preferred shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before making a decision to invest in the preferred shares.

Auction Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P.

Network Brokers	See page S-37 for a list of brokers participating as network brokers in the auction process.

RISK FACTORS

An investment in the preferred shares is subject to risks inherent in our business, risks relating to the structure of the preferred shares and risks relating to the offering. The material risks and uncertainties that management believes affect your investment in the preferred shares are described below and in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and information included or incorporated by reference in this prospectus supplement and accompanying prospectus. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the preferred shares, could be materially and adversely affected and the market price of the preferred shares could decline significantly and you could lose some or all of your investment. We refer to any effect contemplated in the preceding sentence, collectively, as a “material adverse effect” on us.

Risks Related to Our Business

A significant portion of Fidelity Bank’s loan portfolio is secured by real estate loans in the Atlanta, Georgia, metropolitan area and in eastern and northern Florida markets, and a continued downturn in real estate market values in those areas may adversely affect our business.

Currently, our lending and other businesses are concentrated in the Atlanta, Georgia, metropolitan area and eastern and northern Florida. As of December 31, 2011, commercial real estate, real estate mortgage, and construction loans, accounted for 44.4% of our total loan portfolio. Therefore, conditions in these markets will strongly affect the level of our nonperforming loans and our results of operations and financial condition. Real estate values and the demand for commercial and residential mortgages and construction loans are affected by, among other things, changes in general and local economic conditions, changes in governmental regulation, monetary and fiscal policies, interest rates and weather. Continued declines in our real estate markets could adversely affect the demand for new real estate loans, and the value and liquidity of the collateral securing our existing loans. Adverse changes in our markets could also reduce our growth rate, impair our ability to collect loans, and generally affect our financial condition and results of operations.

Construction and land development loans are subject to unique risks that could adversely affect earnings.

Our construction and land development loan portfolio was $130.0 million at December 31, 2011, comprising 7.4% of total loans. Construction and land development loans are often riskier than home equity loans or residential mortgage loans to individuals. During general economic slowdowns, like the one we are currently experiencing, these loans represent higher risk due to slower sales and reduced cash flow that could impact the borrowers’ ability to repay on a timely basis. In addition, regulations and regulatory policies affecting banks and financial services companies undergo continuous change and we cannot predict when changes will occur or the ultimate effect of any changes. Since the latter part of 2006, there has been continued regulatory focus on construction, development and commercial real estate lending. Changes in the federal policies applicable to construction, development or commercial real estate loans make us subject to substantial limitations with respect to making such loans, increase the costs of making such loans, and require us to have a greater amount of capital to support this kind of lending, all of which could have a material adverse effect on our profitability or financial condition.

The allowance for loan losses may be insufficient.

Fidelity Bank maintains an allowance for loan losses, which is established and maintained through provisions charged to operations. Such provisions are based on management’s evaluation of the loan portfolio, including loan portfolio concentrations, current economic conditions, the economic outlook, past loan loss experience, adequacy of underlying collateral, and such other factors which, in management’s judgment, deserve consideration in estimating loan losses. Loans are charged off when, in the opinion of management, such loans are deemed to be uncollectible. Subsequent recoveries are added to the allowance.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires management to make significant estimates of current credit risks and trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review Fidelity Bank’s allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the estimated charge-offs utilized in determining the sufficiency of the allowance for loan losses, we will need additional provisions to increase the allowance. Any increases in the allowance for loan losses will result in a decrease in net income and, possibly, regulatory capital, and may have a material adverse effect on our financial condition and results of operations. See “Allowance for Loan Losses” in Item 7—”Management’s Discussion and Analysis of Financial Condition and Results of Operations” located in our Annual Report on Form 10K for further discussion related to our process for determining the appropriate level of the allowance for loan losses.

Fidelity Bank may be unable to maintain and service relationships with automobile dealers and Fidelity Bank is subject to their willingness and ability to provide high quality indirect automobile loans.

Fidelity Bank’s indirect automobile lending operation depends in large part upon the ability to maintain and service relationships with automobile dealers, the strength of new and used automobile sales, the loan rate and other incentives offered by other purchasers of indirect automobile loans or by the automobile manufacturers and their captive finance companies, and the continuing ability of the consumer to qualify for and make payments on high quality automobile loans. There can be no assurance Fidelity Bank will be successful in maintaining such dealer relationships or increasing the number of dealers with which Fidelity Bank does business, or that the existing dealer base will continue to generate a volume of finance contracts comparable to the volume historically generated by such dealers, which could have a material adverse effect on our financial condition and results of operations.

Our profitability depends significantly on economic conditions in the Atlanta metropolitan area.

Our success depends primarily on the general economic conditions of the Atlanta metropolitan area and the specific local markets in which we operate. Unlike larger national or regional banks that are more geographically diversified, Fidelity Bank provides banking and financial services to customers primarily in the Atlanta metropolitan areas including Fulton, Dekalb, Cobb, Clayton, Gwinnett, Rockdale, Coweta, Henry, Morgan, Greene, and Barrow Counties. The local economic conditions in these areas have a significant impact on the demand for our products and services as well as the ability of our customers to repay loans, the value of the collateral securing loans and the stability of our deposit funding sources. A significant decline in general economic conditions, caused by a significant economic slowdown, recession, inflation, acts of terrorism, outbreak of hostilities, or other international or domestic occurrences, unemployment, changes in securities markets, or other factors could impact these local economic conditions and, in turn, have a material adverse effect on our financial condition and results of operations.

The earnings of financial services companies are significantly affected by general business and economic conditions.

Our operations and profitability are impacted by general business and economic conditions in the United States and abroad. These conditions include recession, short-term and long-term interest rates, inflation, money supply, political issues, legislative and regulatory changes, fluctuations in both debt and equity capital markets, broad trends in industry and finance, and the strength of the U.S. economy and the local economies in which we operate, all of which are beyond our control. A deterioration in economic conditions could result in an increase in loan delinquencies and nonperforming assets, decreases in loan collateral values and a decrease in demand for our products and services, among other things, any of which could have a material adverse impact on our financial condition and results of operations.

Legislative and regulatory actions taken now or in the future may have a significant adverse effect on our operations.

Recent events in the financial services industry and, more generally, in the financial markets and the economy, have led to various proposals for changes in the regulation of the financial services industry. The Dodd-Frank Act made a number of material changes in banking regulations. The full impact of these changes remains to be seen. However, we anticipate that our compliance costs will increase as a result of the various new regulations required under the Dodd-Frank Act. Changes arising from implementation of Dodd-Frank, new regulatory requirements imposed by the Bureau of Consumer Financial Protection and any other new legislation may impact the profitability of our business activities, require we raise additional capital or change certain of our business practices, require us to divest certain business lines, materially affect our business model or affect retention of key personnel, and could expose us to additional costs, including increased compliance costs. These changes may also require us to invest significant management attention and resources to make any necessary changes, and could therefore also adversely affect our business and operations.

Further increases in Federal Deposit Insurance Corporation premiums could have a material adverse effect on our future earnings.

The Federal Deposit Insurance Corporation insures deposits at Federal Deposit Insurance Corporation insured financial institutions, including Fidelity Bank. The Federal Deposit Insurance Corporation charges the insured financial institutions premiums to maintain the Deposit Insurance Fund at an adequate level. In light of current economic conditions, the Federal Deposit Insurance Corporation has increased its assessment rates and imposed special assessments. The Federal Deposit Insurance Corporation may further increase these rates and impose additional special assessments in the future, which could have a material adverse effect on future earnings.

There are substantial regulatory limitations on changes of control of bank holding companies.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve System. Accordingly, prospective investors need to be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock.

Future dividend payments and common stock repurchases are restricted by the terms of Treasury’s equity investment in us.

As long as the preferred shares are outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions.

Liquidity is essential to our businesses and we rely on external sources to finance a significant portion of our operations.

Liquidity is essential to our businesses. Our liquidity could be substantially affected in a negative fashion by an inability to raise funding in the debt capital markets or the equity capital markets or an inability to access the secured lending markets. Factors that we cannot control, such as disruption of the financial markets or negative views about the financial services industry generally, could impair our ability to raise funding. In addition, our ability to raise funding could be impaired if lenders develop a negative perception of our financial prospects. Such negative perceptions could be developed if we suffer a decline in the level of our business activity or regulatory authorities take significant action against us, among other reasons. If we are unable to raise funding using the methods described above, we would likely need to finance or liquidate unencumbered assets to meet maturing liabilities. We may be unable to sell some of our assets, or we may have to sell assets at a discount from market value, either of which could adversely affect our results of operations and financial condition.

Fluctuations in interest rates could reduce our profitability and affect the value of our assets.

Like other financial institutions, our earnings and cash flows are subject to interest rate risk. Our primary source of income is net interest income, which is the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. We expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other. Over any defined period of time, our interest-earning assets may be more sensitive to changes in market interest rates than our interest-bearing liabilities, or vice versa. In addition, the individual market interest rates underlying our loan and deposit products (e.g., prime versus competitive market deposit rates) may not change to the same degree over a given time period. In any event, if market interest rates should move contrary to our position, our earnings may be negatively affected. Also, the volume of nonperforming assets will negatively impact average yields if and as it increases. In addition, loan volume and quality and deposit volume and mix can be affected by market interest rates. Changes in levels of market interest rates, including the current rate environment, could materially adversely affect our net interest spread, asset quality, origination volume and overall profitability. Income could also be adversely affected if the interest rates paid on deposits and other borrowings increase quicker than the interest rates received on loans and other investments during periods of rising interest rates.

We principally manage interest rate risk by managing our volume and the mix of our earning assets and funding liabilities. In a changing interest rate environment, we may not be able to manage this risk effectively. If we are unable to manage interest rate risk effectively, our business, financial condition, and results of operations could be materially harmed. Changes in the level of interest rates also may negatively affect our ability to originate construction, commercial and residential real estate loans, the value of our assets, and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

We operate in a highly competitive industry and market area.

We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and have more financial resources. Such competitors primarily include national, regional, and community banks within the markets in which we operate. Additionally, various out-of-state banks continue to enter the market area in which we currently operate. We also face competition from many other types of financial institutions, including, without limitation, savings and loans, credit unions, finance companies, brokerage firms, insurance companies, and other financial intermediaries. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services, as well as better pricing for those products and services. A weakening in our competitive position, could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, we may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports, and other financial information. We may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

We are subject to extensive governmental regulation.

We are subject to extensive supervision and regulation by Federal and state governmental agencies, including the Federal Reserve Board, the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation. Current and future legislation, regulations, and government policy could adversely affect the Company and the financial institution industry as a whole, including the cost of doing business. Although the impact of such legislation, regulations, and policies cannot be predicted, future changes may alter the structure of, and competitive relationships among, financial institutions and the cost of doing business, which could have a material adverse effect on our financial condition and results of operations.

Our growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We are required by Federal regulatory authorities to maintain adequate levels of capital to support our operations. We anticipate our capital resources will satisfy our capital requirements for the foreseeable future. We may at some point, however, need to raise additional capital to support our growth. If we raise capital through the issuance of additional shares of our common stock or other securities, it would dilute the ownership interest of our current shareholders and may dilute the per share book value of our common stock. New investors may also have rights, preferences and privileges senior to our current shareholders, which may adversely impact our current shareholders.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure that we will have the ability to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth or acquisitions could be materially impaired, which could have a material adverse effect on our financial condition and results of operations.

The building of market share through our branching strategy could cause our expenses to increase faster than revenues.

We intend to continue to build market share in the greater Atlanta metropolitan area through our branching strategy. While we have no commitments to branch during 2012, there are branch locations under consideration and others may become available. There are considerable costs involved in opening branches and new branches generally require a period of time to generate sufficient revenues to offset their costs, especially in areas in which we do not have an established presence.

Accordingly, any new branch can be expected to negatively impact our earnings for some period of time until the branch reaches certain economies of scale. Our expenses could be further increased if we encounter delays in the opening of new branches. Finally, we have no assurance that new branches will be successful, even after they have been established.

Potential acquisitions may disrupt our business and dilute shareholder value.

From time to time, we may evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions. There is no assurance that any acquisitions will occur in the future. However, if we do acquire other banks, businesses, or branches, such acquisitions would involve various risks, including the following:

•	potential exposure to unknown or contingent liabilities of the target company;
•	exposure to potential asset quality issues of the target company;
•	difficulty and expense of integrating the operations and personnel of the target company;
•	potential disruption to our business;
•	potential diversion of management’s time and attention;
•	the possible loss of key employees and customers of the target company;
•	difficulty in estimating the value of the target company; and
•	potential changes in banking or tax laws or regulations that may affect the target company.

If we were to pay for acquisitions with shares of our common stock, some dilution of our tangible book value and net income per common share may occur since acquisitions may involve the payment of a premium over book and market values. Furthermore, failure to realize the expected benefits of an acquisition, such as anticipated revenue increases, cost savings, or increased geographic or product presence, could have a material adverse effect on our financial condition and results of operations.

We are subject to risks related to Federal Deposit Insurance Corporation-assisted transactions.

The ultimate success of our past Federal Deposit Insurance Corporation-assisted transaction, and any Federal Deposit Insurance Corporation-assisted transactions in which we may participate in the future, will depend on a number of factors, including our ability:

•	to fully integrate the branches acquired into Fidelity Bank’s operations;

•

to limit the outflow of deposits held by our new customers in the acquired branches and to retain and manage interest-earning assets acquired in Federal Deposit Insurance Corporation-assisted transactions;

•	to generate new interest-earning assets in the geographic areas previously served by the acquired banks;
•	to effectively compete in new markets in which we did not previously have a presence;
•	to control the incremental noninterest expense from the acquired branches in a manner that enables us to maintain a favorable overall efficiency ratio;
•	to retain and attract the appropriate personnel to staff the acquired branches;
•	to earn acceptable levels of interest and noninterest income, including fee income, from the acquired branches;
•	to reasonably estimate cash flows for acquired loans to mitigate exposure greater than estimated losses at the time of acquisition; and
•	to establish processes, systems and controls to properly account for the assets subject to the loss share agreements.

As with any acquisition involving a financial institution, including Federal Deposit Insurance Corporation-assisted transactions, there may be higher than average levels of service disruptions that would cause inconveniences to our new customers or potentially increase the effectiveness of competing financial institutions in attracting our customers. Integration efforts will also likely divert management’s attention and resources. We may be unable to integrate acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the Federal Deposit Insurance Corporation-assisted transactions. We may also encounter unexpected difficulties or costs during the integration that could adversely affect our earnings and financial condition. Additionally, we may be unable to achieve results in the future similar to those achieved by our existing banking business, to compete effectively in the market areas previously served by the acquired branches or to manage effectively any growth resulting from Federal Deposit Insurance Corporation-assisted transactions.

Our ability to continue to receive the benefits of our loss share agreements with the Federal Deposit Insurance Corporation is conditioned upon our compliance with certain requirements under the agreements.

We are the beneficiary of two loss share agreements with the Federal Deposit Insurance Corporation that call for the Federal Deposit Insurance Corporation to fund a portion of our losses on a majority of the assets we acquired in connection with our recent Federal Deposit Insurance Corporation-assisted transaction. To recover a portion of our losses and retain the loss share protection, we must comply with certain requirements imposed by the agreement. The requirements of the agreement relate primarily to our administration of the assets covered by the agreement, as well as our obtaining the consent of the Federal Deposit Insurance Corporation to engage in certain corporate transactions that may be deemed under the agreements to constitute a transfer of the loss share benefits. When the consent of the Federal Deposit Insurance Corporation is required under the loss share agreements, the Federal Deposit Insurance Corporation may withhold its consent or may condition its consent on terms that we do not find acceptable. If the Federal Deposit Insurance Corporation does not grant its consent to a transaction we would like to pursue, or conditions its consent on terms that we do not find acceptable, we may be unable to engage in a corporate transaction that might otherwise benefit our shareholders or we may elect to pursue such a transaction without obtaining the Federal Deposit Insurance Corporation’s consent, which could result in termination of our loss share agreements with the Federal Deposit Insurance Corporation.

Changes in national and local economic conditions could lead to higher loan charge-offs in connection with the acquired bank and the loss share agreements with the Federal Deposit Insurance Corporation may not cover all of those charge-offs.

In connection with the acquisition of the acquired bank, we acquired a portfolio of loans. Although we have marked down the loan portfolio we have acquired, the non-impaired loans we acquired may become impaired or may further deteriorate in value, resulting in additional charge-offs to the loan portfolio. The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, may increase the level of charge-offs that we make to our loan portfolio and consequently reduce our capital. The fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

Our loss share agreements with the Federal Deposit Insurance Corporation will not cover all of our losses on loans we acquired.

Although we have entered into two loss share agreements with the Federal Deposit Insurance Corporation that provide that the Federal Deposit Insurance Corporation will bear a significant portion of losses related to specified loan portfolios that we acquired, we are not protected for all losses resulting from charge-offs with respect to those specified loan portfolios. Additionally, the loss share agreements have limited terms. Therefore, the Federal Deposit Insurance Corporation will not reimburse us for any charge-off or related losses that we experience after the terms of the loss share agreements, and any such charge-offs would negatively impact our net income. Moreover, the loss share provisions in the loss share agreements may be administered improperly, or the Federal Deposit Insurance Corporation may interpret those provisions in a way different that we do. In any of those events, our losses could increase.

Our controls and procedures may fail or be circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations, and financial condition.

We may not be able to attract and retain skilled people.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities that we engage in can be intense and we may not be able to hire people or to retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, knowledge of our market, years of industry experience, and the difficulty of promptly finding qualified replacement personnel.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan, and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

We are subject to claims and litigation.

From time to time, customers and others make claims and take legal action pertaining to the Company’s performance of our responsibilities. Whether customer claims and legal action related to the Company’s performance of our responsibilities are founded or unfounded, or if such claims and legal actions are not resolved in a manner favorable to the Company, they may result in significant financial liability and/or adversely affect the market perception of the Company and our products and services, as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Risks Related to an Investment in the Preferred Shares

The preferred shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the preferred shares, which are subject to various prohibitions and other restrictions; and the preferred shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The preferred shares are equity interests in the Company and do not constitute indebtedness. As such, the preferred shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the preferred shares, there is no stated maturity date (although the preferred shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

If (a) there has occurred and is continuing an event of default under our trust preferred securities or (b) we have given notice of our election to defer payments on our trust preferred securities, or such deferral has occurred and is continuing, then we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock.

The preferred shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the preferred shares or to make funds available therefor. Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the preferred shares will be highly dependent upon the receipt of dividends, loans, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary. Accordingly, the holders of the preferred shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Company’s depository institution subsidiaries to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and may require regulatory approval in the future. Dividend payments to the Company from its depository institution subsidiaries may be prohibited if such payments would impair the capital of the applicable subsidiary and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from their depository institution subsidiaries and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on, or redeem, the preferred shares. Under the Federal Reserve System’s capital regulations, in order to ensure Tier 1 capital treatment for the preferred shares, the Company’s redemption of any of the preferred shares must be subject to prior regulatory approval. The Federal Reserve System also may require the Company to consult with it prior to increasing dividends. In addition, as a matter of policy, the Federal Reserve System may restrict or prohibit the payment of dividends if (1) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (2) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (3) the Company will not meet, or is in danger of meeting, its minimum regulatory capital ratios; or (4) the Federal Reserve System otherwise determines that the payment of dividends would constitutes an unsafe or unsound practice. Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

In addition, the terms of the preferred shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the preferred shares or to which the preferred shares will be structurally subordinated.

An active trading market for the preferred shares may not develop or be maintained.

The preferred shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list or make available for quotation the preferred shares in the future. There can be no assurance that an active trading market for the preferred shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the preferred shares may be materially and adversely affected.

The preferred shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the preferred shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the preferred shares. The terms of any such future preferred stock expressly senior to the preferred shares may prohibit or otherwise restrict dividend payments on the preferred shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the preferred shares have been paid for the relevant periods, no dividends will be paid on the preferred shares, and no shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the preferred shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the preferred shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the preferred shares for six quarterly periods, whether or not consecutive, the holders of the preferred shares will have no voting rights except with respect to certain fundamental changes in the terms of the preferred shares and certain other matters and except as may be required by applicable law. If dividends on the preferred shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the preferred shares, acting as a class with any other shares of our preferred stock with parity voting rights to the preferred shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus supplement.

We are subject to extensive regulation, and ownership of the preferred shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended, and federal and state banking regulations, that impact the rights and obligations of owners of the preferred shares, including, for example, our ability to declare and pay dividends on, and to redeem, the preferred shares. Although the Company does not believe the preferred shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the Bank Holding Company Act of 1956, as amended, whether because the Company has missed six dividend payments and holders of the preferred shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the preferred shares, or a holder of a lesser percentage of our shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the Bank Holding Company Act of 1956, as amended. In addition, if the preferred shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the Bank Holding Company Act of 1956, as amended may need approval to acquire or retain more than 5% of the then outstanding shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the preferred shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the preferred shares should consult their own counsel with regard to regulatory implications.

Our compensation expense may increase substantially after Treasury’s sale of the preferred shares.

As a result of our participation in Treasury’s Troubled Asset Relief Capital Purchase Program, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds our shares. These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009. If Treasury elects to sell all of the preferred shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

If we redeem the preferred shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the preferred shares, in whole or in part, at our option at any time, subject to prior regulatory approval. If we choose to redeem the preferred shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed. If we choose to redeem the preferred shares, we are likely to do so if we are able to obtain a lower cost of capital. If prevailing interest rates are relatively low if or when we choose to redeem the preferred shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the outstanding shares in part, the liquidity of the remaining shares may be limited.

If we do not redeem the preferred shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the preferred shares, in whole or in part, at our option at any time. If we do not redeem the preferred shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows. See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus supplement. Any redemption by us of the preferred shares would require prior regulatory approval from the Federal Reserve System. We have not applied for such regulatory approval and have no present intention to redeem any of the preferred shares, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the preferred shares for cash.

The Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of preferred shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended, by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which they or the documents incorporated by reference therein are a part or resulting from any other act or omission in connection with the offering of the preferred shares by Treasury would likely be barred.

Risk Factors Related to the Auction Process

The price of the preferred shares could decline rapidly and significantly following this offering.

The public offering price of the preferred shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents. Prior to this offering there has been no public market for the preferred shares, and the public offering price may bear no relation to market demand for the preferred shares once trading begins. We have been informed by both Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as the auction agents, that they believe that the bidding process will reveal a clearing price for the preferred shares offered in the auction process which will either be the highest price at which all of the preferred shares offered may be sold to bidders, if bids are received for 100% or more of the offered preferred shares, or the minimum bid price of $[•], if bids are received for at least half, but less than all, of the offered preferred shares. If there is little or no demand for the preferred shares at or above the public offering price once trading begins, the price of the preferred shares would likely decline following this offering. Limited or less-than-expected liquidity in the preferred shares, including decreased liquidity due to a sale of less than all of the offered shares, could also cause the trading price of the preferred shares to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the preferred shares after the initial sales of the preferred shares in this offering. If your objective is to make a short-term profit by selling the preferred shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of preferred shares in this offering may infer that there is little incremental demand for the preferred shares above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the preferred shares and could seek to immediately sell their preferred shares to limit their losses should the price of the preferred shares decline in trading after the auction process is completed. In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the preferred shares in the public market and a significant decline in the trading price of the preferred shares. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the preferred shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of preferred shares begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the preferred shares. As a result, the trading price of the preferred shares may decrease once trading of the preferred shares begins. Also, because professional investors may have a substantial degree of influence on the trading price of the preferred shares over time, the trading price of the preferred shares may decline and not recover after this offering. Furthermore, if the public offering price of the preferred shares is above the level that investors determine is reasonable for the preferred shares, some investors may attempt to short sell the preferred shares after trading begins, which would create additional downward pressure on the trading price of the preferred shares.

The clearing price for the preferred shares may bear little or no relationship to the price for the preferred shares that would be established using traditional valuation methods, and, as a result, the trading price of the preferred shares may decline significantly following the issuance of the preferred shares.

The public offering price of the preferred shares will be equal to the clearing price plus accrued dividends thereon. The clearing price of the preferred shares may have little or no relationship to, and may be significantly higher than, the price for the preferred shares that otherwise would be established using traditional indicators of value, such as: our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts. The trading price of the preferred shares may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the preferred shares could decline significantly.

Successful bidders may receive the full number of preferred shares subject to their bids, so potential investors should not make bids for more shares than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of preferred shares. Allocation of the preferred shares will be determined by, first, allocating preferred shares to any bids made above the clearing price, and second, allocating preferred shares (on a pro-rata basis, if appropriate) among bids made at the clearing price. If Treasury elects to sell any preferred shares in this offering, the bids of successful bidders that are above the clearing price will be allocated all of the preferred shares represented by such bids, and only accepted bids submitted at the clearing price, in certain cases, will experience pro-rata allocation, if any. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the preferred shares allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of preferred shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of preferred shares that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of preferred shares, even if a bidder submits a bid at or above the public offering price of the preferred shares.

The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of preferred shares even if the bid is at or above the public offering price. The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for 100% or more of the offered preferred shares are received, and Treasury elects to sell any preferred shares in the auction, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of preferred shares represented by such bids, in the case bids for 100% of the offered preferred shares are received, or a number of preferred shares approximately equal to the pro-rata allocation percentage multiplied by the number of preferred shares represented by such bid, rounded to the nearest whole number of preferred shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered preferred shares are received. If bids for at least half, but less than all, of the offered preferred shares are received, and Treasury chooses to sell fewer preferred shares than the number of preferred shares for which bids were received (but not less than half), then all bids will experience equal pro-rata allocation. Treasury could also decide, in its sole discretion, not to sell any preferred shares in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the preferred shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered preferred shares will be sold.

If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered preferred shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any preferred shares in this offering after the clearing price is determined. The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. If valid, irrevocable bids are received for 100% or more of the offered preferred shares at the submission deadline, the clearing price will be equal to the highest price of the offered preferred shares that can be sold in the auction. If, however, bids are received for at least half, but less than all, of the offered preferred shares, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) the number of preferred shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered preferred shares are sold. If bids are received for less than half of the offered preferred shares, Treasury will not sell any preferred shares in this offering. The liquidity of the preferred shares may be limited if less than all of the offered preferred shares are sold by Treasury. Possible future sales of Treasury’s remaining preferred shares, if any, that are held following this offering, could affect the trading price of the preferred shares sold in this offering.

Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase preferred shares through, either an auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and information that is incorporated by reference therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations relating to present or future trends or factors generally affecting the banking industry and specifically affecting our operations, markets and services. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions we believe are reasonable and may relate to, among other things, the difficult economic conditions and the economy’s impact on operating results, credit quality, liquidity, capital, the adequacy of the allowance for loan losses, changes in interest rates, and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced our assumptions.

These trends and events include (1) risks associated with our loan portfolio, including difficulties in maintaining quality loan growth, greater loan losses than historic levels, the risk of an insufficient allowance for loan losses, and expenses associated with managing nonperforming assets, unique risks associated with our construction and land development loans, our ability to maintain and service relationships with automobile dealers and indirect automobile loan purchasers, and our ability to profitably manage changes in our indirect automobile lending operations; (2) risks associated with adverse economic conditions, including risk of continued stagnation in real estate values in the Atlanta, Georgia, metropolitan area and in eastern and northern Florida markets, conditions in the financial markets and economic conditions generally and the impact of efforts to address difficult market and economic conditions; a stagnant economy and its impact on operations and credit quality, the impact of a recession on our consumer loan portfolio and its potential impact on our commercial portfolio, changes in the interest rate environment and their impact on our net interest margin, and inflation; (3) risks associated with government regulation and programs, uncertainty with respect to future governmental economic and regulatory measures, new regulatory requirements imposed by the Dodd-Frank Act and the Bureau of Consumer Financial Protection, new regulatory requirements for residential mortgage loan services, the winding down of governmental emergency measures intended to stabilize the financial system, and numerous legislative proposals to further regulate the financial services industry, the impact of and adverse changes in the governmental regulatory requirements affecting us, and changes in political, legislative and economic conditions; (4) the ability to maintain adequate liquidity and sources of liquidity; (5) our ability to maintain sufficient capital and to raise additional capital; (6) the accuracy and completeness of information from customers and our counterparties; (7) the effectiveness of our controls and procedures; (8) our ability to attract and retain skilled people; (9) greater competitive pressures among financial institutions in our market; (10) failure to achieve the revenue increases expected to result from our investments in our growth strategies, including our branch additions and in our transaction deposit and lending businesses; (11) the volatility and limited trading of our common stock; (12) the impact of dilution on our common stock; (13) risks related to Federal Deposit Insurance Corporation (“FDIC”)-assisted transactions; compliance with certain requirements under our FDIC loss share agreements; changes in national and local economic conditions resulting in higher charge-offs not covered by the FDIC loss share agreements; and (14) risks associated with technological changes and the possibility of cyber-fraud.

This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein and are not intended to represent a complete list of all risks and uncertainties in our business. Investors are encouraged to read the risks discussed under “Risk Factors” on page S-9 of this prospectus supplement and the section entitled “Risk Factors” in our Annual Report on Form 10K for the year ended December 31, 2011. Additional information and other factors that could affect future financial results are included in our filings with the Securities and Exchange Commission (“SEC”).

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Special Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. Any forward-looking statement speaks only as of the date that the statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which we made the statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.lionbank.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement. Written requests for copies of the documents we file with the SEC should be directed to Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, telephone: (404) 240-1504.

This prospectus supplement is part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this prospectus supplement about the contents of any contract or other documents are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;
•	our Definitive Proxy Statement, filed with the SEC on March 27, 2012;
•	our Current Report on Form 8-K, filed with the SEC on January 24, 2012;
•	our Current Report on Form 8-K, filed with the SEC on January 23, 2012;
•	our Current Report on Form 8-K, filed with the SEC on May 1, 2012;
•	our Current Report on Form 8-K, filed with the SEC on June 21, 2012; and
•

all of our other reports filed under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since December 31, 2011 and before the date of this Registration Statement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement except as so modified or superseded.

These filings are available on our website at www.lionbank.com. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number: Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, telephone: (404) 240-1504.

USE OF PROCEEDS

The preferred shares offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these preferred shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any preferred shares offered by this prospectus supplement.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the preferred shares. The description of the preferred shares contained in this section is qualified in its entirety by the actual terms of the preferred shares, as are stated in the Company’s Amended and Restated Articles of Incorporation as amended effective December 16, 2008 designating the rights and preferences of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which was attached as Exhibit 3(a) to our Annual Report on Form 10-K filed on March 16, 2009, as incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

General

The preferred shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 48,200 shares, no par value per share, having a liquidation preference amount of $1,000 per share. The preferred shares have no maturity date. We issued the preferred shares to Treasury on December 19, 2008 in connection with Treasury’s Troubled Asset Relief Capital Purchase Program for an aggregate purchase price of $48.2 million in a private placement exempt from the registration requirements of the Securities Act. The preferred shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the preferred shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (1) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from December 19, 2008 to but excluding February 15, 2014), and (2) 9% per annum, from and after the first day of the first dividend period commencing on and after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the preferred shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close. Holders of preferred shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Dividends on the preferred shares are cumulative. If for any reason our board of directors does not declare a dividend on the preferred shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the preferred shares any dividend in excess of the dividends on the preferred shares that are payable as described above. There is no sinking fund with respect to dividends on the preferred shares.

Priority of Dividends. So long as the preferred shares remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the preferred shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the preferred shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the preferred shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the preferred shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the preferred shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the preferred shares will be entitled to receive for each share of the preferred shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the preferred shares, payment of an amount equal to the sum of (1) the $1,000 liquidation preference amount per share and (2) the amount of any accrued and unpaid dividends on the preferred shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the preferred shares and the holders of any other class or series of our stock ranking equally with the preferred shares, the holders of the preferred shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the preferred shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of preferred shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per preferred share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the preferred shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of preferred shares must state: (1) the redemption date; (2) the number of preferred shares to be redeemed and, if less than all the preferred shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the preferred shares, the preferred shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any preferred shares, we may not repurchase any preferred shares from any other holder of such shares unless we offer to repurchase a ratable portion of the preferred shares then held by Treasury on the same terms and conditions.

Preferred shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the preferred shares.

No Conversion Rights

Holders of the preferred shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the preferred shares do not have voting rights other than those described below, except to the extent specifically required by Georgia law.

Whenever dividends have not been paid on the preferred shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the preferred shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends)

for all past dividend periods on all outstanding preferred shares have been paid in full at which time this right will terminate with respect to the preferred shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the preferred shares. As of May 15, 2012, we had paid all accrued dividends on the respective dividend payment dates. These directors may be nominated by any holder of the preferred shares by submission to the Company’s Nominating Committee of the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. There is no limit on the number of nominations that may be made and a plurality of the eligible voters would determine the election of the new directors.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the preferred shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the preferred shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding preferred shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the preferred shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the preferred shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the preferred shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”), whether because the Company has missed six dividend payments and holders of the preferred shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the preferred shares, or a holder of a lesser percentage of our preferred shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the preferred shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding preferred shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the preferred shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the preferred shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Georgia law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares, voting as a separate class, is required in order to do the following:

•  amend or alter our Articles of Incorporation or the Certificate of Determination for the preferred shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the preferred shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•  amend, alter or repeal any provision of our Articles of Incorporation for the preferred shares in a manner that adversely affect the rights, preferences, privileges or voting powers of the preferred shares; or

•  consummate a binding share exchange or reclassification involving the preferred shares or a merger or consolidation of the Company with another entity, unless (1) the preferred shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) the preferred shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the preferred shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized preferred shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to December 19, 2008 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the preferred shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the preferred shares and will not require the vote or consent of the holders of the preferred shares.

To the extent holders of the preferred shares are entitled to vote, holders of preferred shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the preferred shares would otherwise be required, all outstanding preferred shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of preferred shares to effect the redemption.

Book-Entry Procedures

The Depository Trust Company (the “DTC”) will act as securities depositary for the preferred shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of preferred shares sold in the auction. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the preferred shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the preferred shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the preferred shares may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the preferred shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the preferred shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System (the “Federal Reserve”), a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase preferred shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the preferred shares on DTC’s records. You, as the actual owner of the preferred shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts preferred shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased preferred shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the preferred shares will be sent to Cede & Co. If less than all of the preferred shares are being redeemed, DTC will reduce each Direct Participant’s holdings of preferred shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the preferred shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the preferred shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the preferred shares will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the preferred shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the preferred shares. In that event, we will print and deliver certificates in fully registered form for preferred shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue preferred shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the preferred shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the preferred shares. That process differs from methods traditionally used in other underwritten public offerings. Treasury and the underwriters will determine the public offering price and the allocation of the preferred shares in this offering by an auction process conducted by the joint book-running managers Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P. in their capacity as the “auction agents.” This auction process will involve a modified “Dutch auction” mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the preferred shares. We do not intend to submit any bids in the auction. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the preferred shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate preferred shares to the winning bidders. The clearing price for the preferred shares may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors — Risk Factors Related to the Auction Process” beginning on page S-21 of this prospectus supplement.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase preferred shares through, either an auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker. If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agents, as described below under “— The Auction Process — The Bidding Process.”

Because the preferred shares are complex financial instruments for which there is no established trading market, the auction agents, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the preferred shares is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority (“FINRA”). If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction. Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;
•

the minimum bid price was agreed by the auction agents and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agents considered in determining the minimum bid price;

•

if valid, irrevocable bids are received for 100% or more of the offered preferred shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered preferred shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered preferred shares if it accepts any bid);

•

if valid, irrevocable bids are received for at least half, but less than all, of the offered preferred shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price per share in the auction (which will be deemed the clearing price), the number of preferred shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered preferred shares are sold;

•	if bids are received for less than half of the offered preferred shares, Treasury will not sell any preferred shares in this offering;
•	if there is little or no demand for the preferred shares at or above the public offering price once trading begins, the trading price of the preferred shares will decline;
•

the liquidity of any market for the preferred shares may be affected by the number of preferred shares that Treasury elects to sell in this offering, and the price of the preferred shares may decline if the preferred shares are illiquid;

•

the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and
•	the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, Treasury or us have undertaken any efforts to qualify the preferred shares for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the preferred shares in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of preferred shares you seek to purchase and the price per share you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process: BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, Boenning & Scattergood, Inc., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities, L.P., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Davenport & Co., FBR Capital Markets & Co., Guggenheim Securities, Janney Montgomery Scott LLC, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Keefe, Bruyette & Woods, Inc., Lebenthal & Co., LLC, M.R. Beal & Company, Raymond James & Associates, Inc., Smith, Moore & Co., Sterne, Agee & Leach, Inc., Stifel, Nicolaus & Company, Incorporated, TD Ameritrade, Inc., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC and Wedbush Morgan Securities Inc. The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the preferred shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agents will conduct the auction process:

General

•

The auction will commence at 10:00 a.m., New York City time on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on the second business day immediately thereafter (the “submission deadline”). Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction. The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•

The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum bid price is $[•] per preferred share with a minimum size for any bid of one preferred share.

The Bidding Process

•	The auction agents and the network brokers will only accept bids in the auction process in increments of whole preferred shares; no fractional interests will be sold.
•

No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per share that you or any other bidder can bid in the auction. Each bid must specify a price at or above the minimum bid price of $[•] (such bid price to be in increments of $0.01) with a minimum bid size of one preferred share or such bid will be rejected.

•

Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:
o	the number of preferred shares that you are interested in purchasing (only in whole shares—no fractional interests);
o

the price per share you are willing to pay (such bid price to be in increments of $0.01) at or above the minimum bid price of $[•] per preferred share with a minimum size for any bid of one preferred share; and

o

any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of preferred shares to you.

•

You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of preferred shares. Consequently, the sum of your bid sizes should be no more than the total number of preferred shares you are willing to purchase. In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

•

At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of preferred shares bid for or the price bid per share and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through an auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•

Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of preferred shares.

•

A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•

If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.
•	The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.
•

No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the preferred shares. However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the preferred shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

•

The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

•

If valid, irrevocable bids are received for 100% or more of the offered preferred shares, the clearing price will be equal to the highest price at which all of the offered preferred shares can be sold in the auction. In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered preferred shares if it accepts any bid). If valid, irrevocable bids for 100% or more of the offered preferred shares are received, any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of preferred shares represented by such bids, in the case bids for 100% of the offered preferred shares are received, or a number of preferred shares approximately equal to the pro-rata allocation percentage multiplied by the number of preferred shares represented by such bid, rounded to the nearest whole number of preferred shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered preferred shares are received.

•

If valid, irrevocable bids are received for at least half, but less than all, of the offered preferred shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price), the number of preferred shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered preferred shares are sold, and in such a case if Treasury chooses to sell fewer preferred shares than the number of preferred shares for which bids were received, then all bids will experience equal pro-rata allocation.

•	If bids are received for less than half of the offered preferred shares, Treasury will not sell any preferred shares in this offering.
•	Unless Treasury decides not to sell any preferred shares or as otherwise described below, all preferred shares will be sold to bidders at the clearing price plus accrued dividends.
•

Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury. Treasury may decide not to sell any preferred shares after the clearing price is determined or, in the case where bids are reserved for at least half, but less than all, of the offered preferred shares, may decide to sell only a portion (but not less than half) of the offered preferred shares. Once Treasury confirms its acceptance of the clearing price and the number of preferred shares to be sold, the auction agents will confirm allocations of preferred shares to its clients and the network brokers. The underwriters will sell all preferred shares at the same price per share plus accrued dividends.

•

If Treasury elects to sell preferred shares in the offering, allocation of the preferred shares will be determined by, first, allocating preferred shares to any bids made above the clearing price, and second, allocating preferred shares (on a pro-rata basis if appropriate) among bids made at the clearing price. Any pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of preferred shares to be allocated at the bidding increment equal to the clearing price by the number of preferred shares represented by bids at that bidding increment. Each accepted bid submitted at the clearing price will be allocated a number of preferred shares approximately equal to the pro-rata allocation percentage multiplied by the number of preferred shares represented by its bid, rounded to the nearest whole number of preferred shares. In no case, however, will any rounded amount exceed the original bid size.

•

After Treasury confirms its acceptance of the clearing price and the number of preferred shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•

The clearing price and number of preferred shares to be sold are expected to be announced via press release on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

•	Sales to investors will be settled through your account with the broker through which your bid was submitted.
•

If you submit bids that are accepted by Treasury, you will be obligated to purchase the preferred shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the preferred shares that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase preferred shares.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•

Potential Request for Reconfirmation. The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than an auction agent), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn. The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•

Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted by Treasury. This notification will include the final clearing price. If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the preferred shares by Treasury. We will not receive any proceeds from the sale of any preferred shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the preferred shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the preferred shares as part of the Troubled Asset Relief Program, which was established pursuant to EESA. EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part, or any other act or omission in connection with the offering to which this prospectus supplement relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which they are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement or the accompanying prospectus relates likely would be barred. See “Risk Factors—

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of preferred shares may be limited.”

The table below sets forth information with respect to the number of preferred shares beneficially owned by Treasury as of the date of this prospectus supplement, which constitutes the number of preferred shares that may be offered by Treasury from time to time pursuant to this prospectus supplement and the accompanying prospectus. The percentage below is calculated based on 48,200 preferred shares issued and outstanding as of the date of this prospectus supplement. If Treasury sells all of the preferred shares being offered, it will no longer hold any of the preferred shares.

	Beneficial Ownership(1)(2)
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent
United States Department of Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	48,200	100%

 (1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any preferred shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

 (2) Treasury also owns a warrant to purchase 2,462,438.89 shares of our common stock at an exercise price of $2.936 per share.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the preferred shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the preferred shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the preferred shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the preferred shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the preferred shares and you are for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the preferred shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the preferred shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding preferred shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the preferred shares.

U.S. Holders

Distributions on the Preferred Shares. In general, if distributions are made with respect to the preferred shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the preferred shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the preferred shares.”

Dividends received by individual holders of the preferred shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to preferred shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the preferred shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals, estates, or trusts could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

Dividends received by corporate holders of the preferred shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the preferred shares, must treat any excess as gain from the sale or exchange of the preferred shares in the year the payment is received. Individual holders of preferred shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such preferred shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares. On the sale or exchange of the preferred shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the preferred shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of preferred shares by us, your surrender of the preferred shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the preferred shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of preferred shares (as discussed above) if:

•  the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•  your interest in the preferred shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•  the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the preferred shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the preferred shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the preferred shares. Your tax basis in the redeemed preferred shares should be transferred to your remaining preferred shares. If, however, you have no remaining preferred shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the preferred shares will generally be subject to the rules described above under “U.S. Holders—Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding. Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the preferred shares and to certain payments of proceeds on the sale or other disposition of the preferred shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the preferred shares and certain payments of proceeds on the sale or other disposition of the preferred shares unless the beneficial owner of the preferred shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares. Distributions treated as dividends as described above under “U.S. Holders—Distributions on the Preferred Shares” paid to a non-U.S. holder of the preferred shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption of the Preferred Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the preferred shares except for (1) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (2) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (3) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (4) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our preferred shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the preferred shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “—Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the preferred shares.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS reporting payments of dividends on the preferred shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the preferred shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the preferred shares or on the proceeds from a sale or other disposition of the preferred shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of preferred shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the preferred shares made after December 31, 2013, and payments of gross proceeds from a disposition of the preferred shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Treasury is offering the preferred shares through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P. as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated [•], 2012, govern the sale and purchase of the preferred shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of preferred shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O’Neill & Partners, L.P.
Great Pacific Fixed Income Securities, Inc.
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the preferred shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the preferred shares that Treasury determines to sell, if any are purchased. The number of preferred shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the preferred shares for sale pursuant to the auction process described above under “Auction Process.” Preferred shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for preferred shares at any price at or above the minimum bid price of $[—] per share (such bid price to be in increments of $0.01). The offering of the preferred shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” Treasury may decide not to sell any preferred shares in the auction process, regardless of the clearing price set in the auction process.

The underwriters are committed to purchase and pay for all such preferred shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)
Proceeds to Treasury(1)

 (1) Plus accrued dividends from and including May 15, 2012.

 (2) Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes. We have agreed to pay all transaction fees, if any, applicable to the sale of the preferred shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $195,000 and are payable by us.

Restriction on Sales of Securities

We and Treasury have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (a) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable, for preferred stock or file any registration statement under the Securities Act with respect to any of the foregoing or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our preferred shares back to us. The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the preferred shares and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase preferred shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of preferred shares while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our preferred shares or preventing or retarding a decline in the market price of our preferred shares. As a result, the price of our preferred shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our preferred shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

The preferred shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

• it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the preferred shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

• it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the preferred shares in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (4) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). The preferred shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any preferred shares that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any preferred shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

• at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

• at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors,” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

• in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the preferred shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any preferred shares” in relation to the preferred shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the preferred shares to be offered so as to enable an investor to decide to purchase the preferred shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Conflict of Interest; Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SUPERVISION AND REGULATION

Source of Strength

Federal banking laws and Federal Reserve policy and regulations require the Company to serve as a source of financial and managerial strength for its subsidiary depository institution. As such, the Company is expected to commit resources to support its subsidiary institution, even if doing so may adversely affect the Company’s ability to meet its other obligations.

Bank Regulatory Enforcement Authority

The federal bank regulatory agencies have broad authority to issue orders to depository institutions and their holding companies prohibiting activities that constitute violations of law, rule, regulation, or administrative order, or that represent unsafe or unsound banking practices. The federal bank regulatory agencies also are empowered to require affirmative actions to correct any violation or practice; issue administrative orders that can be judicially enforced; direct increases in capital; limit dividends and distributions; restrict growth; assess civil money penalties against institutions or individuals who violate any laws, regulations, orders, or written agreements with the agencies; order termination of certain activities of holding companies or their nonbank subsidiaries; remove officers and directors; order divestiture of ownership or control of a nonbanking subsidiary by a holding company; terminate deposit insurance and appoint a conservator or receiver.

LEGAL MATTERS

The validity of the preferred shares offered by this prospectus supplement and certain other legal matters will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED JUNE 21, 2012

48,200 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Liquidation Preference Amount $1,000 Per Share

This prospectus relates to the potential resale from time to time of some or all of 48,200 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share (referred to as the preferred shares), by the United States Department of the Treasury. We issued the preferred shares to Treasury on December 19, 2008 as part of Treasury’s Troubled Asset Relief Capital Purchase Program in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Treasury may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, Treasury will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from the sale of any shares sold by Treasury.

Dividends on the preferred shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us. We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per share plus any accrued and unpaid dividends to but excluding the date of redemption.

The preferred shares are not listed for trading on any stock exchange or available for quotation on any national quotation system and we do not anticipate listing the preferred shares.

Investing in the preferred shares involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The preferred shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is             , 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, Treasury may, from time to time, offer and sell, in one or more offerings, the securities in this prospectus.

We will provide a prospectus supplement containing specific information about the terms of each particular offering by Treasury. The prospectus supplement may also add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under “Where You Can Find More Information” for more information.

SUMMARY

The following summary contains material information about us and this offering. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in the preferred shares, you should read this prospectus carefully, including the section entitled “Risk Factors,” and the information incorporated by reference into this prospectus, including our audited consolidated financial statements and the accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Company

Overview

Fidelity Southern Corporation is a bank holding company headquartered in Atlanta, Georgia. We conduct operations primarily though Fidelity Bank, a state chartered wholly-owned subsidiary bank. Fidelity Bank was organized as a national banking corporation in 1973 and converted to a Georgia chartered state bank in 2003. LionMark Insurance Company is a wholly-owned subsidiary of Fidelity Southern Corporation and is an insurance agency offering consumer credit related insurance products. Fidelity Southern Corporation also owns five subsidiaries established to issue trust preferred securities. The “Company”, “we” or “our”, as used herein, includes Fidelity Southern Corporation and its subsidiaries, unless the context otherwise requires.

At December 31, 2011, we had total assets of $2.235 billion, total loans of $1.757 billion, total deposits of $1.872 billion, and shareholders’ equity of $167.3 million. In addition, in October 2011 we acquired Decatur First Bank, with approximately $79.4 million in loans and $169.9 million in deposits, in a Federal Deposit Insurance Corporation-assisted acquisition.

Market Area, Products and Services

Fidelity Bank provides an array of financial products and services for business and retail customers primarily through 28 branches in Fulton, Dekalb, Cobb, Clayton, Gwinnett, Rockdale, Coweta, Henry, Morgan, Greene, and Barrow Counties in Georgia, a branch in Jacksonville, Duval County, Florida, and on the Internet at www.lionbank.com. Fidelity Bank’s customers are primarily individuals and small and medium sized businesses located in Georgia. Mortgage and construction loans are also provided through a branch in Jacksonville, Florida. Mortgage loans, automobile loans, and Small Business Administration loans are provided through employees located throughout the Southeast.

Fidelity Bank is primarily engaged in attracting deposits from individuals and businesses and using these deposits and borrowed funds to originate commercial and industrial loans, commercial loans secured by real estate, Small Business Administration loans, construction and residential real estate loans, direct and indirect automobile loans, residential mortgage and home equity loans, and secured and unsecured installment loans. Fidelity Bank offers business and personal credit card loans through a third party agency relationship. Internet banking, including on-line bill pay, and Internet cash management services are available to individuals and businesses, respectively. Additionally, Fidelity Bank offers businesses remote deposit services, which allow participating companies to scan and electronically send deposits to Fidelity Bank for improved security and funds availability. Fidelity Bank also provides international trade services. Trust services and merchant services activities are provided through agreements with third parties. Investment services are provided through an agreement with an independent broker-dealer.

We have generally grown our assets, deposits, and business internally by building on our lending products, expanding our deposit products and delivery capabilities, opening new branches, and hiring experienced bankers with existing customer relationships in our market. We do not purchase loan participations from any other financial institution. We have participated in a Federal Deposit Insurance Corporation-assisted transaction and will continue to review the opportunities.

Corporate Information

Our principal executive offices are located at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305. Our telephone number is (404) 240-1504. Our website is www.lionbank.com. Information on our website is not incorporated into this prospectus by reference and is not part of this prospectus.

The Offering

Issuer	Fidelity Southern Corporation, a Georgia corporation

Preferred Shares; Offering Process

48,200 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share. Treasury may offer to sell some or all of the preferred shares from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, Treasury will be responsible for underwriting discounts or commissions or agents’ commissions, if any.

Liquidation Preference

If we liquidate, including as part of a liquidation, dissolution or winding up, holders of the preferred shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the preferred shares.

Dividends

Dividends on the preferred shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.

Maturity	The preferred shares have no maturity date.

Rank

The preferred shares rank (1) senior to junior stock, which is common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the preferred shares, (2) equally with parity stock, which is any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the preferred shares as to dividend rights and/or rights upon liquidation and (3) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends

So long as the preferred shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of junior stock (other than dividends payable solely in common stock) or parity stock (other than dividends paid on a pro rata basis with the preferred shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, junior stock or parity stock unless all accrued and unpaid dividends on the preferred shares for all past dividend periods are paid in full.

Redemption

We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. In order to have sufficient funds to redeem all of the outstanding shares, the Company would be required to either (1) obtain approval from its regulators to permit Fidelity Bank to make an extraordinary distribution to the Company, (2) obtain additional funding via either the issuance of equity or debt to one or more third parties, or (3) obtain funding via a combination of (1) and (2). While Fidelity Bank could make a special distribution to the Company to redeem the preferred shares and still meet the regulatory minimum capital thresholds currently, such a material depletion in its capital base would likely adversely affect the Company’s strategic objectives, and there is no assurance Fidelity Bank’s regulators would grant approval for such a large distribution. The Company does not have any current intention to redeem the preferred shares in the near future or before February 15, 2014.

Voting Rights

Holders of the preferred shares generally have no voting rights. However, if we do not pay dividends on the preferred shares for six or more quarterly periods, whether or not consecutive, the holders of the preferred shares, voting as a single class with the holders of any other parity stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional preferred directors to serve on our Board of Directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the preferred shares are paid in full. These directors may be nominated by any holder of the preferred shares by submission to the Company’s Nominating Committee of the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. There is no limit on the number of nominations that may be made and a plurality of the eligible voters would determine the election of the new directors.

In addition, the affirmative vote of the holders of at least 66 2/3% of the outstanding preferred shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the preferred shares, to amend, alter or repeal any provision of our charter or the Certificate of Designation for the preferred shares in a manner that adversely affects the rights of the holders of the preferred shares or to consummate a binding share exchange or reclassification of the preferred shares or a merger or consolidation of us with another entity unless (a)

the preferred shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (b) the preferred shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the preferred shares immediately prior to such transaction, taken as a whole.

Use of Proceeds	We will not receive any proceeds from the sale of any shares sold by Treasury. See “Use of Proceeds” in this prospectus.

Listing	The preferred shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before making a decision to invest in the preferred shares.

RISK FACTORS

An investment in the preferred shares is subject to risks inherent in our business, risks relating to the structure of the preferred shares and risks relating to the offering. The material risks and uncertainties that management believes affect your investment in the preferred shares are described below and in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and information included or incorporated by reference in this prospectus and any prospectus supplement we file. If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the preferred shares, could be materially and adversely affected and the market price of the preferred shares could decline significantly and you could lose some or all of your investment. We refer to any effect contemplated in the preceding sentence, collectively, as a “material adverse effect” on us.

Risks Related to Our Business

A significant portion of Fidelity Bank’s loan portfolio is secured by real estate loans in the Atlanta, Georgia, metropolitan area and in eastern and northern Florida markets, and a continued downturn in real estate market values in those areas may adversely affect our business.

Currently, our lending and other businesses are concentrated in the Atlanta, Georgia, metropolitan area and eastern and northern Florida. As of December 31, 2011, commercial real estate, real estate mortgage, and construction loans, accounted for 44.4% of our total loan portfolio. Therefore, conditions in these markets will strongly affect the level of our nonperforming loans and our results of operations and financial condition. Real estate values and the demand for commercial and residential mortgages and construction loans are affected by, among other things, changes in general and local economic conditions, changes in governmental regulation, monetary and fiscal policies, interest rates and weather. Continued declines in our real estate markets could adversely affect the demand for new real estate loans, and the value and liquidity of the collateral securing our existing loans. Adverse changes in our markets could also reduce our growth rate, impair our ability to collect loans, and generally affect our financial condition and results of operations.

Construction and land development loans are subject to unique risks that could adversely affect earnings.

Our construction and land development loan portfolio was $130.0 million at December 31, 2011, comprising 7.4% of total loans. Construction and land development loans are often riskier than home equity loans or residential mortgage loans to individuals. During general economic slowdowns, like the one we are currently experiencing, these loans represent higher risk due to slower sales and reduced cash flow that could impact the borrowers’ ability to repay on a timely basis. In addition, regulations and regulatory policies affecting banks and financial services companies undergo continuous change and we cannot predict when changes will occur or the ultimate effect of any changes. Since the latter part of 2006, there has been continued regulatory focus on construction, development and commercial real estate lending. Changes in the federal policies applicable to construction, development or commercial real estate loans make us subject to substantial limitations with respect to making such loans, increase the costs of making such loans, and require us to have a greater amount of capital to support this kind of lending, all of which could have a material adverse effect on our profitability or financial condition.

The allowance for loan losses may be insufficient.

Fidelity Bank maintains an allowance for loan losses, which is established and maintained through provisions charged to operations. Such provisions are based on management’s evaluation of the loan portfolio, including loan portfolio concentrations, current economic conditions, the economic outlook, past loan loss experience, adequacy of underlying collateral, and such other factors which, in management’s judgment, deserve consideration in estimating loan losses. Loans are charged off when, in the opinion of management, such loans are deemed to be uncollectible. Subsequent recoveries are added to the allowance.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires management to make significant estimates of current credit risks and trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review Fidelity Bank’s allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the estimated charge-offs utilized in determining the sufficiency of the allowance for loan losses, we will need additional provisions to increase the allowance. Any increases in the allowance for loan losses will result in a decrease in net income and, possibly, regulatory capital, and may have a material adverse effect on our financial condition and results of operations. See “Allowance for Loan Losses” in Item 7—”Management’s Discussion and Analysis of Financial Condition and Results of Operations” located in our Annual Report on Form 10K for further discussion related to our process for determining the appropriate level of the allowance for loan losses.

Fidelity Bank may be unable to maintain and service relationships with automobile dealers and Fidelity Bank is subject to their willingness and ability to provide high quality indirect automobile loans.

Fidelity Bank’s indirect automobile lending operation depends in large part upon the ability to maintain and service relationships with automobile dealers, the strength of new and used automobile sales, the loan rate and other incentives offered by other purchasers of indirect automobile loans or by the automobile manufacturers and their captive finance companies, and the continuing ability of the consumer to qualify for and make payments on high quality automobile loans. There can be no assurance Fidelity Bank will be successful in maintaining such dealer relationships or increasing the number of dealers with which Fidelity Bank does business, or that the existing dealer base will continue to generate a volume of finance contracts comparable to the volume historically generated by such dealers, which could have a material adverse effect on our financial condition and results of operations.

Our profitability depends significantly on economic conditions in the Atlanta metropolitan area.

Our success depends primarily on the general economic conditions of the Atlanta metropolitan area and the specific local markets in which we operate. Unlike larger national or regional banks that are more geographically diversified, Fidelity Bank provides banking and financial services to customers primarily in the Atlanta metropolitan areas including Fulton, Dekalb, Cobb, Clayton, Gwinnett, Rockdale, Coweta, Henry, Morgan, Greene, and Barrow Counties. The local economic conditions in these areas have a significant impact on the demand for our products and services as well as the ability of our customers to repay loans, the value of the collateral securing loans and the stability of our deposit funding sources. A significant decline in general economic conditions, caused by a significant economic slowdown, recession, inflation, acts of terrorism, outbreak of hostilities, or other international or domestic occurrences, unemployment, changes in securities markets, or other factors could impact these local economic conditions and, in turn, have a material adverse effect on our financial condition and results of operations.

The earnings of financial services companies are significantly affected by general business and economic conditions.

Our operations and profitability are impacted by general business and economic conditions in the United States and abroad. These conditions include recession, short-term and long-term interest rates, inflation, money supply, political issues, legislative and regulatory changes, fluctuations in both debt and equity capital markets, broad trends in industry and finance, and the strength of the U.S. economy and the local economies in which we operate, all of which are beyond our control. A deterioration in economic conditions could result in an increase in loan delinquencies and nonperforming assets, decreases in loan collateral values and a decrease in demand for our products and services, among other things, any of which could have a material adverse impact on our financial condition and results of operations.

Legislative and regulatory actions taken now or in the future may have a significant adverse effect on our operations.

Recent events in the financial services industry and, more generally, in the financial markets and the economy, have led to various proposals for changes in the regulation of the financial services industry. The Dodd-Frank Act made a number of material changes in banking regulations. The full impact of these changes remains to be seen. However, we anticipate that our compliance costs will increase as a result of the various new regulations required under the Dodd-Frank Act. Changes arising from implementation of Dodd-Frank, new regulatory requirements imposed by the Bureau of Consumer Financial Protection and any other new legislation may impact the profitability of our business activities, require we raise additional capital or change certain of our business practices, require us to divest certain business lines, materially affect our business model or affect retention of key personnel, and could expose us to additional costs, including increased compliance costs. These changes may also require us to invest significant management attention and resources to make any necessary changes, and could therefore also adversely affect our business and operations.

Further increases in Federal Deposit Insurance Corporation premiums could have a material adverse effect on our future earnings.

The Federal Deposit Insurance Corporation insures deposits at Federal Deposit Insurance Corporation insured financial institutions, including Fidelity Bank. The Federal Deposit Insurance Corporation charges the insured financial institutions premiums to maintain the Deposit Insurance Fund at an adequate level. In light of current economic conditions, the Federal Deposit Insurance Corporation has increased its assessment rates and imposed special assessments. The Federal Deposit Insurance Corporation may further increase these rates and impose additional special assessments in the future, which could have a material adverse effect on future earnings.

There are substantial regulatory limitations on changes of control of bank holding companies.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve System. Accordingly, prospective investors need to be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock.

Future dividend payments and common stock repurchases are restricted by the terms of Treasury’s equity investment in us.

As long as the preferred shares are outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions.

Liquidity is essential to our businesses and we rely on external sources to finance a significant portion of our operations.

Liquidity is essential to our businesses. Our liquidity could be substantially affected in a negative fashion by an inability to raise funding in the debt capital markets or the equity capital markets or an inability to access the secured lending markets. Factors that we cannot control, such as disruption of the financial markets or negative views about the financial services industry generally, could impair our ability to raise funding. In addition, our ability to raise funding could be impaired if lenders develop a negative perception of our financial prospects. Such negative perceptions could be developed if we suffer a decline in the level of our business activity or regulatory authorities take significant action against us, among other reasons. If we are unable to raise funding using the methods described above, we would likely need to finance or liquidate unencumbered assets to meet maturing liabilities. We may be unable to sell some of our assets, or we may have to sell assets at a discount from market value, either of which could adversely affect our results of operations and financial condition.

Fluctuations in interest rates could reduce our profitability and affect the value of our assets.

Like other financial institutions, our earnings and cash flows are subject to interest rate risk. Our primary source of income is net interest income, which is the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. We expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other. Over any defined period of time, our interest-earning assets may be more sensitive to changes in market interest rates than our interest-bearing liabilities, or vice versa. In addition, the individual market interest rates underlying our loan and deposit products (e.g., prime versus competitive market deposit rates) may not change to the same degree over a given time period. In any event, if market interest rates should move contrary to our position, our earnings may be negatively affected. Also, the volume of nonperforming assets will negatively impact average yields if and as it increases. In addition, loan volume and quality and deposit volume and mix can be affected by market interest rates. Changes in levels of market interest rates, including the current rate environment, could materially adversely affect our net interest spread, asset quality, origination volume and overall profitability. Income could also be adversely affected if the interest rates paid on deposits and other borrowings increase quicker than the interest rates received on loans and other investments during periods of rising interest rates.

We principally manage interest rate risk by managing our volume and the mix of our earning assets and funding liabilities. In a changing interest rate environment, we may not be able to manage this risk effectively. If we are unable to manage interest rate risk effectively, our business, financial condition, and results of operations could be materially harmed. Changes in the level of interest rates also may negatively affect our ability to originate construction, commercial and residential real estate loans, the value of our assets, and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings.

We operate in a highly competitive industry and market area.

We face substantial competition in all areas of our operations from a variety of different competitors, many of which are larger and have more financial resources. Such competitors primarily include national, regional, and community banks within the markets in which we operate. Additionally, various out-of-state banks continue to enter the market area in which we currently operate. We also face competition from many other types of financial institutions, including, without limitation, savings and loans, credit unions, finance companies, brokerage firms, insurance companies, and other financial intermediaries. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services, as well as better pricing for those products and services. A weakening in our competitive position, could adversely affect our growth and profitability, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, we may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports, and other financial information. We may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on our business and, in turn, our financial condition and results of operations.

We are subject to extensive governmental regulation.

We are subject to extensive supervision and regulation by Federal and state governmental agencies, including the Federal Reserve Board, the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation. Current and future legislation, regulations, and government policy could adversely affect the Company and the financial institution industry as a whole, including the cost of doing business. Although the impact of such legislation, regulations, and policies cannot be predicted, future changes may alter the structure of, and competitive relationships among, financial institutions and the cost of doing business, which could have a material adverse effect on our financial condition and results of operations.

Our growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We are required by Federal regulatory authorities to maintain adequate levels of capital to support our operations. We anticipate our capital resources will satisfy our capital requirements for the foreseeable future. We may at some point, however, need to raise additional capital to support our growth. If we raise capital through the issuance of additional shares of our common stock or other securities, it would dilute the ownership interest of our current shareholders and may dilute the per share book value of our common stock. New investors may also have rights, preferences and privileges senior to our current shareholders, which may adversely impact our current shareholders.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure that we will have the ability to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth or acquisitions could be materially impaired, which could have a material adverse effect on our financial condition and results of operations.

The building of market share through our branching strategy could cause our expenses to increase faster than revenues.

We intend to continue to build market share in the greater Atlanta metropolitan area through our branching strategy. While we have no commitments to branch during 2012, there are branch locations under consideration and others may become available. There are considerable costs involved in opening branches and new branches generally require a period of time to generate sufficient revenues to offset their costs, especially in areas in which we do not have an established presence.

Accordingly, any new branch can be expected to negatively impact our earnings for some period of time until the branch reaches certain economies of scale. Our expenses could be further increased if we encounter delays in the opening of new branches. Finally, we have no assurance that new branches will be successful, even after they have been established.

Potential acquisitions may disrupt our business and dilute shareholder value.

From time to time, we may evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other financial institutions. There is no assurance that any acquisitions will occur in the future. However, if we do acquire other banks, businesses, or branches, such acquisitions would involve various risks, including the following:

•	potential exposure to unknown or contingent liabilities of the target company;
•	exposure to potential asset quality issues of the target company;
•	difficulty and expense of integrating the operations and personnel of the target company;
•	potential disruption to our business;
•	potential diversion of management’s time and attention;
•	the possible loss of key employees and customers of the target company;
•	difficulty in estimating the value of the target company; and
•	potential changes in banking or tax laws or regulations that may affect the target company.

If we were to pay for acquisitions with shares of our common stock, some dilution of our tangible book value and net income per common share may occur since acquisitions may involve the payment of a premium over book and market values. Furthermore, failure to realize the expected benefits of an acquisition, such as anticipated revenue increases, cost savings, or increased geographic or product presence, could have a material adverse effect on our financial condition and results of operations.

We are subject to risks related to Federal Deposit Insurance Corporation-assisted transactions.

The ultimate success of our past Federal Deposit Insurance Corporation-assisted transaction, and any Federal Deposit Insurance Corporation-assisted transactions in which we may participate in the future, will depend on a number of factors, including our ability:

•	to fully integrate the branches acquired into Fidelity Bank’s operations;
•

to limit the outflow of deposits held by our new customers in the acquired branches and to retain and manage interest-earning assets acquired in Federal Deposit Insurance Corporation-assisted transactions;

•	to generate new interest-earning assets in the geographic areas previously served by the acquired banks;
•	to effectively compete in new markets in which we did not previously have a presence;
•	to control the incremental noninterest expense from the acquired branches in a manner that enables us to maintain a favorable overall efficiency ratio;
•	to retain and attract the appropriate personnel to staff the acquired branches;
•	to earn acceptable levels of interest and noninterest income, including fee income, from the acquired branches;
•	to reasonably estimate cash flows for acquired loans to mitigate exposure greater than estimated losses at the time of acquisition; and
•	to establish processes, systems and controls to properly account for the assets subject to the loss share agreements.

As with any acquisition involving a financial institution, including Federal Deposit Insurance Corporation-assisted transactions, there may be higher than average levels of service disruptions that would cause inconveniences to our new customers or potentially increase the effectiveness of competing financial institutions in attracting our customers. Integration efforts will also likely divert management’s attention and resources. We may be unable to integrate acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the Federal Deposit Insurance Corporation-assisted transactions. We may also encounter unexpected difficulties or costs during the integration that could adversely affect our earnings and financial condition. Additionally, we may be unable to achieve results in the future similar to those achieved by our existing banking business, to compete effectively in the market areas previously served by the acquired branches or to manage effectively any growth resulting from Federal Deposit Insurance Corporation-assisted transactions.

Our ability to continue to receive the benefits of our loss share agreements with the Federal Deposit Insurance Corporation is conditioned upon our compliance with certain requirements under the agreements.

We are the beneficiary of two loss share agreements with the Federal Deposit Insurance Corporation that call for the Federal Deposit Insurance Corporation to fund a portion of our losses on a majority of the assets we acquired in connection with our recent Federal Deposit Insurance Corporation-assisted transaction. To recover a portion of our losses and retain the loss share protection, we must comply with certain requirements imposed by the agreement. The requirements of the agreement relate primarily to our administration of the assets covered by the agreement, as well as our obtaining the consent of the Federal Deposit Insurance Corporation to engage in certain corporate transactions that may be deemed under the agreements to constitute a transfer of the loss share benefits. When the consent of the Federal Deposit Insurance Corporation is required under the loss share agreements, the Federal Deposit Insurance Corporation may withhold its consent or may condition its consent on terms that we do not find acceptable. If the Federal Deposit Insurance Corporation does not grant its consent to a transaction we would like to pursue, or conditions its consent on terms that we do not find acceptable, we may be unable to engage in a corporate transaction that might otherwise benefit our shareholders or we may elect to pursue such a transaction without obtaining the Federal Deposit Insurance Corporation’s consent, which could result in termination of our loss share agreements with the Federal Deposit Insurance Corporation.

Changes in national and local economic conditions could lead to higher loan charge-offs in connection with the acquired bank and the loss share agreements with the Federal Deposit Insurance Corporation may not cover all of those charge-offs.

In connection with the acquisition of the acquired bank, we acquired a portfolio of loans. Although we have marked down the loan portfolio we have acquired, the non-impaired loans we acquired may become impaired or may further deteriorate in value, resulting in additional charge-offs to the loan portfolio. The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, may increase the level of charge-offs that we make to our loan portfolio and consequently reduce our capital. The fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

Our loss share agreements with the Federal Deposit Insurance Corporation will not cover all of our losses on loans we acquired.

Although we have entered into two loss share agreements with the Federal Deposit Insurance Corporation that provide that the Federal Deposit Insurance Corporation will bear a significant portion of losses related to specified loan portfolios that we acquired, we are not protected for all losses resulting from charge-offs with respect to those specified loan portfolios. Additionally, the loss share agreements have limited terms. Therefore, the Federal Deposit Insurance Corporation will not reimburse us for any charge-off or related losses that we experience after the terms of the loss share agreements, and any such charge-offs would negatively impact our net income. Moreover, the loss share provisions in the loss share agreements may be administered improperly, or the Federal Deposit Insurance Corporation may interpret those provisions in a way different that we do. In any of those events, our losses could increase.

Our controls and procedures may fail or be circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations, and financial condition.

We may not be able to attract and retain skilled people.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities that we engage in can be intense and we may not be able to hire people or to retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, knowledge of our market, years of industry experience, and the difficulty of promptly finding qualified replacement personnel.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan, and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

We are subject to claims and litigation.

From time to time, customers and others make claims and take legal action pertaining to the Company’s performance of our responsibilities. Whether customer claims and legal action related to the Company’s performance of our responsibilities are founded or unfounded, or if such claims and legal actions are not resolved in a manner favorable to the Company, they may result in significant financial liability and/or adversely affect the market perception of the Company and our products and services, as well as impact customer demand for those products and services. Any financial liability or reputation damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Risks Related to an Investment in the Preferred Shares

The preferred shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the preferred shares, which are subject to various prohibitions and other restrictions; and the preferred shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The preferred shares are equity interests in the Company and do not constitute indebtedness. As such, the preferred shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the preferred shares, there is no stated maturity date (although the preferred shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

If (a) there has occurred and is continuing an event of default under our trust preferred securities or (b) we have given notice of our election to defer payments on our trust preferred securities, or such deferral has occurred and is continuing, then we may not declare or pay any dividends or distributions on, redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock.

The preferred shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the preferred shares or to make funds available therefor. Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the preferred shares will be highly dependent upon the receipt of dividends, loans, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries. In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary. Accordingly, the holders of the preferred shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Company’s depository institution subsidiaries to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates. Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and may require regulatory approval in the future. Dividend payments to the Company from its depository institution subsidiaries may be prohibited if such payments would impair the capital of the applicable subsidiary and in certain other cases. In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from their depository institution subsidiaries and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on, or redeem, the preferred shares. Under the Federal Reserve System’s capital regulations, in order to ensure Tier 1 capital treatment for the preferred shares, the Company’s redemption of any of the preferred shares must be subject to prior regulatory approval. The Federal Reserve System also may require the Company to consult with it prior to increasing dividends. In addition, as a matter of policy, the Federal Reserve System may restrict or prohibit the payment of dividends if (1) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (2) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (3) the Company will not meet, or is in danger of meeting, its minimum regulatory capital ratios; or (4) the Federal Reserve System otherwise determines that the payment of dividends would constitutes an unsafe or unsound practice. Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

In addition, the terms of the preferred shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the preferred shares or to which the preferred shares will be structurally subordinated.

An active trading market for the preferred shares may not develop or be maintained.

The preferred shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list or make available for quotation the preferred shares in the future. There can be no assurance that an active trading market for the preferred shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the preferred shares may be materially and adversely affected.

The preferred shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the preferred shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the preferred shares. The terms of any such future preferred stock expressly senior to the preferred shares may prohibit or otherwise restrict dividend payments on the preferred shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the preferred shares have been paid for the relevant periods, no dividends will be paid on the preferred shares, and no shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the preferred shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the preferred shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the preferred shares for six quarterly periods, whether or not consecutive, the holders of the preferred shares will have no voting rights except with respect to certain fundamental changes in the terms of the preferred shares and certain other matters and except as may be required by applicable law. If dividends on the preferred shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the preferred shares, acting as a class with any other shares of our preferred stock with parity voting rights to the preferred shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus.

We are subject to extensive regulation, and ownership of the preferred shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended, and federal and state banking regulations, that impact the rights and obligations of owners of the preferred shares, including, for example, our ability to declare and pay dividends on, and to redeem, the preferred shares. Although the Company does not believe the preferred shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the Bank Holding Company Act of 1956, as amended, whether because the Company has missed six dividend payments and holders of the preferred shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the preferred shares, or a holder of a lesser percentage of our shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the Bank Holding Company Act of 1956, as amended. In addition, if the preferred shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the Bank Holding Company Act of 1956, as amended may need approval to acquire or retain more than 5% of the then outstanding shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the preferred shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the preferred shares should consult their own counsel with regard to regulatory implications.

Our compensation expense may increase substantially after Treasury’s sale of the preferred shares.

As a result of our participation in Treasury’s Troubled Asset Relief Capital Purchase Program, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds our shares. These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009. If Treasury elects to sell all of the preferred shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

If we redeem the preferred shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the preferred shares, in whole or in part, at our option at any time, subject to prior regulatory approval. If we choose to redeem the preferred shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed. If we choose to redeem the preferred shares, we are likely to do so if we are able to obtain a lower cost of capital. If prevailing interest rates are relatively low if or when we choose to redeem the preferred shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the outstanding shares in part, the liquidity of the remaining shares may be limited.

If we do not redeem the preferred shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the preferred shares, in whole or in part, at our option at any time. If we do not redeem the preferred shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows. See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus. Any redemption by us of the preferred shares would require prior regulatory approval from the Federal Reserve System. We have not applied for such regulatory approval and have no present intention to redeem any of the preferred shares, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the preferred shares for cash.

The Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of preferred shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934, as amended, by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, resulting from an alleged material misstatement in or material omission from this prospectus, the registration statement of which this prospectus or the documents incorporated by reference in this prospectus are a part or resulting from any other act or omission in connection with the offering of the preferred shares by Treasury would likely be barred.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information that is incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations relating to present or future trends or factors generally affecting the banking industry and specifically affecting our operations, markets and services. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions we believe are reasonable and may relate to, among other things, the difficult economic conditions and the economy’s impact on operating results, credit quality, liquidity, capital, the adequacy of the allowance for loan losses, changes in interest rates, and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced our assumptions.

These trends and events include (1) risks associated with our loan portfolio, including difficulties in maintaining quality loan growth, greater loan losses than historic levels, the risk of an insufficient allowance for loan losses, and expenses associated with managing nonperforming assets, unique risks associated with our construction and land development loans, our ability to maintain and service relationships with automobile dealers and indirect automobile loan purchasers, and our ability to profitably manage changes in our indirect automobile lending operations; (2) risks associated with adverse economic conditions, including risk of continued stagnation in real estate values in the Atlanta, Georgia, metropolitan area and in eastern and northern Florida markets, conditions in the financial markets and economic conditions generally and the impact of efforts to address difficult market and economic conditions; a stagnant economy and its impact on operations and credit quality, the impact of a recession on our consumer loan portfolio and its potential impact on our commercial portfolio, changes in the interest rate environment and their impact on our net interest margin, and inflation; (3) risks associated with government regulation and programs, uncertainty with respect to future governmental economic and regulatory measures, new regulatory requirements imposed by the Dodd-Frank Act and the Bureau of Consumer Financial Protection, new regulatory requirements for residential mortgage loan services, the winding down of governmental emergency measures intended to stabilize the financial system, and numerous legislative proposals to further regulate the financial services industry, the impact of and adverse changes in the governmental regulatory requirements affecting us, and changes in political, legislative and economic conditions; (4) the ability to maintain adequate liquidity and sources of liquidity; (5) our ability to maintain sufficient capital and to raise additional capital; (6) the accuracy and completeness of information from customers and our counterparties; (7) the effectiveness of our controls and procedures; (8) our ability to attract and retain skilled people; (9) greater competitive pressures among financial institutions in our market; (10) failure to achieve the revenue increases expected to result from our investments in our growth strategies, including our branch additions and in our transaction deposit and lending businesses; (11) the volatility and limited trading of our common stock; (12) the impact of dilution on our common stock; (13) risks related to Federal Deposit Insurance Corporation (“FDIC”)-assisted transactions; compliance with certain requirements under our FDIC loss share agreements; changes in national and local economic conditions resulting in higher charge-offs not covered by the FDIC loss share agreements; and (14) risks associated with technological changes and the possibility of cyber-fraud.

This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein and are not intended to represent a complete list of all risks and uncertainties in our business. Investors are encouraged to read the risks discussed under “Risk Factors” on page 7 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10K for the year ended December 31, 2011. Additional information and other factors that could affect future financial results are included in our filings with the Securities and Exchange Commission (“SEC”).

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Special Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. Any forward-looking statement speaks only as of the date that the statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which we made the statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.lionbank.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, telephone: (404) 240-1504.

This prospectus is part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other documents are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012
•	our Definitive Proxy Statement, filed with the SEC on March 27, 2012;
•	our Current Report on Form 8-K, filed with the SEC on January 24, 2012;
•	our Current Report on Form 8-K, filed with the SEC on January 23, 2012;
•	our Current Report on Form 8-K, filed with the SEC on May 1, 2012
•	our Current Report on Form 8-K, filed with the SEC on June 21, 2012; and
•

all of our other reports filed with the SEC under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since December 31, 2011 and before the date of this Registration Statement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

These filings are available on our website at www.lionbank.com. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address or telephone number: Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, telephone: (404) 240-1504.

USE OF PROCEEDS

The preferred shares offered by this prospectus are being sold for the account of Treasury. Any proceeds from the sale of these preferred shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any preferred shares offered by this prospectus.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the preferred shares. The description of the preferred shares contained in this section is qualified in its entirety by the actual terms of the preferred shares, as are stated in the Company’s Amended and Restated Articles of Incorporation as amended effective December 16, 2008 designating the rights and preferences of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which was attached as Exhibit 3(a) to our Annual Report on Form 10-K filed on March 16, 2009, as incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

The preferred shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 48,200 shares, no par value per share, having a liquidation preference amount of $1,000 per share. The preferred shares have no maturity date. We issued the preferred shares to Treasury on December 19, 2008 in connection with Treasury’s Troubled Asset Relief Capital Purchase Program for an aggregate purchase price of $48.2 million in a private placement exempt from the registration requirements of the Securities Act. The preferred shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the preferred shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (1) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from December 19, 2008 to but excluding February 15, 2014), and (2) 9% per annum, from and after the first day of the first dividend period commencing on and after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the preferred shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the preferred shares are cumulative. If for any reason our board of directors does not declare a dividend on the preferred shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the preferred shares any dividend in excess of the dividends on the preferred shares that are payable as described above. There is no sinking fund with respect to dividends on the preferred shares.

Priority of Dividends. So long as the preferred shares remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the preferred shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the preferred shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the preferred shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the preferred shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the preferred shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the preferred shares will be entitled to receive for each share of the preferred shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the preferred shares, payment of an amount equal to the sum of (1) the $1,000 liquidation preference amount per share and (2) the amount of any accrued and unpaid dividends on the preferred shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the preferred shares and the holders of any other class or series of our stock ranking equally with the preferred shares, the holders of the preferred shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the preferred shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of preferred shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the preferred shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per preferred share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the preferred shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of preferred shares must state: (1) the redemption date; (2) the number of preferred shares to be redeemed and, if less than all the preferred shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the preferred shares, the preferred shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any preferred shares, we may not repurchase any preferred shares from any other holder of such shares unless we offer to repurchase a ratable portion of the preferred shares then held by Treasury on the same terms and conditions.

Preferred shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the preferred shares.

No Conversion Rights

Holders of the preferred shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the preferred shares do not have voting rights other than those described below, except to the extent specifically required by Georgia law.

Whenever dividends have not been paid on the preferred shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the preferred shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding preferred shares have been paid in full at which time this right will terminate with respect to the preferred shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the preferred shares. As of May 15, 2012, we had paid all accrued dividends on the respective dividend payment dates. These directors may be nominated by any holder of the preferred shares by submission to the Company’s Nominating Committee of the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. There is no limit on the number of nominations that may be made and a plurality of the eligible voters would determine the election of the new directors.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the preferred shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the preferred shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding preferred shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.`

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the preferred shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the preferred shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the preferred shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the Bank Holding Company Act of 1956, as amended (the “BHCA”), whether because the Company has missed six dividend payments and holders of the preferred shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the preferred shares, or a holder of a lesser percentage of our preferred shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the preferred shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding preferred shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the preferred shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the preferred shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Georgia law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares, voting as a separate class, is required in order to do the following:

•  amend or alter our Articles of Incorporation or the Certificate of Determination for the preferred shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the preferred shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•  amend, alter or repeal any provision of our Articles of Incorporation for the preferred shares in a manner that adversely affect the rights, preferences, privileges or voting powers of the preferred shares; or

•  consummate a binding share exchange or reclassification involving the preferred shares or a merger or consolidation of the Company with another entity, unless (1) the preferred shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) the preferred shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the preferred shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized preferred shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to December 19, 2008 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the preferred shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the preferred shares and will not require the vote or consent of the holders of the preferred shares.

To the extent holders of the preferred shares are entitled to vote, holders of preferred shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the preferred shares would otherwise be required, all outstanding preferred shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of preferred shares to effect the redemption.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the preferred shares by Treasury. We will not receive any proceeds from the sale of any preferred shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the preferred shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the preferred shares as part of the Troubled Asset Relief Program, which was established pursuant to EESA. EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus are a part, or any other act or omission in connection with the offering to which this prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus relates likely would be barred. See “Risk Factors—Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of preferred shares may be limited.”

The table below sets forth information with respect to the number of preferred shares beneficially owned by Treasury as of the date of this prospectus, which constitutes the number of preferred shares that may be offered by Treasury from time to time pursuant to this prospectus. The percentage below is calculated based on 48,200 preferred shares issued and outstanding as of the date of this prospectus. If Treasury sells all of the preferred shares being offered, it will no longer hold any of the preferred shares.

	Beneficial Ownership(1)(2)
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent
United States Department of Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	48,200	100%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any preferred shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2) Treasury also owns a warrant to purchase 2,462,438.89 shares of our common stock at an exercise price of $2.936 per share.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the preferred shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the preferred shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the preferred shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the preferred shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the preferred shares and you are for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the preferred shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the preferred shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding preferred shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the preferred shares.

U.S. Holders

Distributions on the Preferred Shares. In general, if distributions are made with respect to the preferred shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the preferred shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the preferred shares.”

Dividends received by individual holders of the preferred shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to preferred shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the preferred shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals, estates, or trusts could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

Dividends received by corporate holders of the preferred shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the preferred shares, must treat any excess as gain from the sale or exchange of the preferred shares in the year the payment is received. Individual holders of preferred shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such preferred shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares. On the sale or exchange of the preferred shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the preferred shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of preferred shares by us, your surrender of the preferred shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the preferred shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of preferred shares (as discussed above) if:

•   the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•   your interest in the preferred shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•   the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the preferred shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the preferred shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the preferred shares. Your tax basis in the redeemed preferred shares should be transferred to your remaining preferred shares. If, however, you have no remaining preferred shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the preferred shares will generally be subject to the rules described above under “U.S. Holders—Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding. Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the preferred shares and to certain payments of proceeds on the sale or other disposition of the preferred shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the preferred shares and certain payments of proceeds on the sale or other disposition of the preferred shares unless the beneficial owner of the preferred shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares. Distributions treated as dividends as described above under “U.S. Holders—Distributions on the Preferred Shares” paid to a non-U.S. holder of the preferred shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption of the Preferred Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the preferred shares except for (1) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (2) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (3) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (4) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our preferred shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the preferred shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “—Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the preferred shares.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS reporting payments of dividends on the preferred shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the preferred shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the preferred shares or on the proceeds from a sale or other disposition of the preferred shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of preferred shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the preferred shares made after December 31, 2013, and payments of gross proceeds from a disposition of the preferred shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

We are registering the preferred shares for Treasury.

We will pay the costs and fees of registering the preferred shares and other expenses related to the registration of the preferred shares. However, Treasury will pay any underwriting discounts or commissions or other amounts payable to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities, on behalf of Treasury. We have agreed to provide certain indemnification to Treasury against certain liabilities, including certain liabilities under the Securities Act, in connection with this offering.

Treasury will act independently of the Company in making decisions with respect to the timing, manner and size of each sale of the preferred shares.

The preferred shares may be sold from time to time by Treasury as described in and subject to any restrictions in the applicable prospectus supplement from time to time in any of the following ways:

•   on any national securities exchange or quotation service on which the preferred shares may be listed or quoted at the time;

•   in the over-the-counter market;

•   in transactions otherwise than on these exchanges or in the over-the-counter market or in any combination of such transactions;

•   through the writing of options, whether the options are listed on an options exchange or otherwise;

•   through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•   through block trades in which the broker-dealer will attempt to sell the preferred shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•   through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•   in privately negotiated transactions;

•   in short sales;

•   through transactions in which broker-dealers may agree with Treasury to sell a specified number of such shares at a stipulated price per share obtained in the open market or through auctions;

•   through a combination of any such methods of sale; and

•   any other method permitted pursuant to applicable law.

If Treasury uses underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Unless otherwise indicated, when securities are sold through an agent, the designate agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for the account of Treasury and will receive commissions from Treasury.

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from Treasury and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customer commissions).

Treasury may also sell offered securities directly. In this case, no underwriters or agents would be involved.

The securities may be sold from time to time in one or more transactions, and in any combination of transactions:

•   at fixed prices, which may be changed;

•   at market prices prevailing at the time of the sale;

•   at varying prices determined at the time of sale; or

•   at negotiated prices.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may also be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition to selling the securities under this prospectus, Treasury may transfer the securities in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. Treasury may also transfer the preferred shares by other means not described in this prospectus. Moreover, Treasury may decide not to sell any securities offered hereby.

In addition, in connection with the sale of the securities or otherwise, Treasury may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. Treasury may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the preferred shares or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

In connection with resales of the securities or otherwise, Treasury may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by Treasury at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Treasury may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from Treasury and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from Treasury or such purchasers will not exceed those customary in the type of transactions involved).

In offering the securities covered by this prospectus, Treasury and any broker-dealers who execute sales for Treasury may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by Treasury and the commission, discounts and any other compensation of any broker-dealer or any profits in resales of the securities by broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Persons who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Treasury and any underwriters and distribution participants will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of the preferred shares by Treasury. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, upon being notified by Treasury that a material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•   the name of the selling securityholders and any participating broker, dealer, agent or underwriter;

•   the number and type of securities involved;

•   the price at which such securities were sold;

•   any securities exchanges on which such securities may be listed;

•   the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•   other facts material to the transaction.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The preferred shares are not listed on a national securities exchange or any securities market. We do not intend to list the preferred shares on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the preferred shares.

SUPERVISION AND REGULATION

Source of Strength

Federal banking laws and Federal Reserve System policy and regulations require the Company to serve as a source of financial and managerial strength for its subsidiary depository institution. As such, the Company is expected to commit resources to support its subsidiary institution, even if doing so may adversely affect the Company’s ability to meet its other obligations.

Bank Regulatory Enforcement Authority

The federal bank regulatory agencies have broad authority to issue orders to depository institutions and their holding companies prohibiting activities that constitute violations of law, rule, regulation, or administrative order, or that represent unsafe or unsound banking practices. The federal bank regulatory agencies also are empowered to require affirmative actions to correct any violation or practice; issue administrative orders that can be judicially enforced; direct increases in capital; limit dividends and distributions; restrict growth; assess civil money penalties against institutions or individuals who violate any laws, regulations, orders, or written agreements with the agencies; order termination of certain activities of holding companies or their nonbank subsidiaries; remove officers and directors; order divestiture of ownership or control of a nonbanking subsidiary by a holding company; terminate deposit insurance and appoint a conservator or receiver.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the preferred shares offered by this prospectus and certain other legal matters will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

48,200 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Liquidation Preference Amount $1,000 Per Share

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch                                         Sandler O’Neill + Partners, L.P.

Co-Managers

Great Pacific Securities                 Loop Capital Markets                 Ramirez & Co., Inc.

        , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$5,523.72
Legal Fees and Expenses	100,000.00
Accounting Fees and Expenses	90,000.00

Total	$195,523.72

Item 14. Indemnification of Directors and Officers.

Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code provide that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Fidelity’s by-laws contain indemnification provisions that provide that directors and officers of Fidelity will be indemnified if they are successful on the merits or otherwise in the defense of any proceeding or any claim, issue or matter involved in the proceeding. The indemnification provisions also provide that Fidelity will indemnify directors and officers when they meet the applicable standard of conduct, regardless if they are successful in the defense of the proceeding or claim, issue or matter. The applicable standard of conduct is met if the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Fidelity. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the board of directors, the stockholders or independent legal counsel in each specific case.

Fidelity may also provide for greater indemnification than that set forth in its by-laws if it chooses to do so, subject to approval by Fidelity’s stockholders. Fidelity may not, however,

indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director’s liability for monetary damages, as described below. Fidelity may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not Fidelity would have had the power to indemnify against such liability.

In addition, Article 5 of Fidelity’s Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to Fidelity and to the stockholders of Fidelity for breach of a duty as a director. There is no elimination of liability for:

•	any appropriation, in violation of his duties, of any of our business opportunities;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the types of liability set forth in the Official Code of Georgia Section 14-2-832; or

•	any transaction from which the director derived an improper personal benefit.

The Articles of Incorporation do not eliminate or limit the right of Fidelity or its stockholders to seek injunctive or other equitable relief not involving monetary damages.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 15. Recent Sales of Unregistered Securities

The Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) on May 26, 2011. Pursuant to the terms of the Purchase Agreement, 11 separate accredited investors agreed to purchase an aggregate of 2,167,166 shares of common stock in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D, for a purchase price of $6.65 per share, with gross proceeds of $14.4 million. No investor purchasing shares in this private placement resulted in such investors having beneficial ownership of more than 9.9% of the Company’s common stock. The sale of the common stock was completed on May 27, 2011.

On March 24, 2010, director Rankin M. Smith, Jr. purchased $1.0 million of our common stock, and on April 26, 2010, director Millard Choate purchased $1.0 million of our common stock, both in private placement transactions exempt under Section 4(2) of the Securities Act of 1933 and Regulation D. An aggregate of 303,359 shares were purchased. The purchase price for the stock in both transactions was determined using the same formula provided for under the terms of our Direct Stock Purchase and Dividend Reinvestment Plan.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Name of Exhibit
1(a)*	Form of Underwriting Agreement

2(a)

Purchase and Assumption Agreement dated as of October 21, 2011 by and among the Federal Deposit Insurance Corporation, Receiver of Decatur First Bank, Decatur, Georgia; Fidelity Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity (incorporated by reference from Exhibit 2.1 to Fidelity Southern Corporation’s Form 8-K filed October 21, 2011)

2(b)

Purchase and Assumption Agreement dated as of June 15, 2012 by and among the Federal Deposit Insurance Corporation, Receiver of Security Exchange Bank, Marietta, Georgia; Fidelity Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity (incorporated by reference from Exhibit 2.1 to Fidelity Southern Corporation’s Form 8-K filed June 21, 2012)

3(a)

Amended and Restated Articles of Incorporation of Fidelity Southern Corporation, as amended effective December 16, 2008 (incorporated by reference from Exhibit 3(a) to Fidelity Southern Corporation’s Form 10-K filed March 16, 2009)

3(b)	Articles of Amendment to the Articles of Incorporation of Fidelity Southern Corporation (incorporated by reference from Exhibit 3.1 to Fidelity Southern Corporation’s Form 8-K filed November 18, 2010)

3(c)

Bylaws of Fidelity Southern Corporation, as amended (incorporated by reference from Exhibit 3(b) to Fidelity Southern Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007)

3(d)	Amendment to Bylaws of Fidelity Southern Corporation (incorporated by reference from Exhibit 3.2 to Fidelity Southern Corporation’s Form 8-K filed November 18, 2010)

4(a)	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference from Exhibit 4.1 to Fidelity Southern Corporation’s Form 8-K filed December 19, 2008)

4(b)	See Exhibits 3(a) and 3(b) for provisions of the Amended and Restated Articles of Incorporation, as amended, and Bylaws, which define the rights of the shareholders.

4(c)

Tax Benefits Preservation Plan dated as of November 19, 2010 between Fidelity Southern Corporation and Mellon Investor Services LLC as Rights Agent (incorporated by reference from Exhibit 4.1 to Fidelity Southern Corporation’s form 8-K filed November 18, 2010)

Exhibit No.	Name of Exhibit
5(a)*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. as to legality of securities

10(a)#

Fidelity Southern Corporation Defined Contribution Master Plan and Trust Agreement and related Adoption Agreement, as amended (incorporated by reference from Exhibit 10(a) to Fidelity Southern Corporation’s Registration Statement on Form 10, Commission File No. 0-22374)

10(b)#	Amended and Restated Supplemental Deferred Compensation Plan (incorporated by reference from Exhibit 10.7 to Fidelity Southern Corporation’s Form 8-K filed January 25, 2006)

10(c)#

Fidelity Southern Corporation 1997 Stock Option Plan (incorporated by reference from Exhibit A to Fidelity Southern Corporation’s Proxy Statement, dated April 21, 1997, for the 1997 Annual Meeting of Shareholders)

10(d)#	Fidelity Southern Corporation Equity Incentive Plan dated April 27, 2006, (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed May 3, 2006)

10(e)#

Forms of Stock Option Agreements for the Fidelity Southern Corporation Equity Incentive Plan dated April 27, 2006 (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed January 18, 2007)

10(f)#

Employment Agreement among Fidelity, the Bank and James B. Miller, Jr., dated as of January 18, 2007 (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed January 22, 2007)

10(g)#

Employment Agreement among Fidelity, the Bank and H. Palmer Proctor, Jr., dated as of January 18, 2007 (incorporated by reference from Exhibit 10.2 to Fidelity Southern Corporation’s Form 8-K filed January 22, 2007)

10(h)#

Executive Continuity Agreement among Fidelity, the Bank and James B. Miller, Jr., dated as of January 19, 2006 (incorporated by reference from Exhibit 10.3 to Fidelity Southern Corporation’s Form 8-K filed January 25, 2006)

10(i)#

Executive Continuity Agreement among Fidelity, the Bank and H. Palmer Proctor, Jr., dated as of January 19, 2006 (incorporated by reference from Exhibit 10.4 to Fidelity Southern Corporation’s Form 8-K filed January 25, 2006)

10(j)#

Executive Continuity Agreement among Fidelity, the Bank and Stephen H. Brolly dated as of May 22, 2006 (incorporated by reference from Exhibit 10(j) to Fidelity Southern Corporation’s Form 10-K filed March 16, 2009)

10(k)#

Executive Continuity Agreement among Fidelity, the Bank and David Buchanan dated as of January 19, 2006 (incorporated by reference from Exhibit 10.6 to Fidelity Southern Corporation’s Form 8-K filed January 25, 2006)

Exhibit No.	Name of Exhibit
10(l)#

Form of 2010 Incentive Compensation Plan among Fidelity, the Bank and James B. Miller, Jr., H. Palmer Proctor, Jr., Stephen H. Brolly and David Buchanan dated as of January 22, 2009 (incorporated by reference from Exhibit 99.2, 99.3, 99.4, and 99.5 to Fidelity Southern Corporation’s Form 8-K filed January 27, 2010)

10(m)#	Director Compensation Arrangements (incorporated by reference for Exhibit 10(j) to Fidelity Southern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005)

10(n)	Warrant to Purchase up to 2,266,458 shares of Common Stock, dated December 19, 2008 (incorporated by reference from Exhibit 4.1 to Fidelity Southern Corporation’s Form 8-K filed December 19, 2008)

10(o)

Letter Agreement, dated December 19, 2008, including Securities Purchase Agreement—Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed December 19, 2008)

10(p)#	Form of Senior Executive Officer Agreement (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed December 19, 2008)

10(q)#

Amendment to employment agreement among Fidelity, the Bank and James B. Miller, Jr., dated as of January 21, 2010 (incorporated by reference from Exhibit 99.2 to Fidelity Southern Corporation’s Form 8-K filed January 27, 2010)

10(r)#

Amendment to employment agreement among Fidelity, the Bank and H. Palmer Proctor, Jr., dated as of January 21, 2010 (incorporated by reference from Exhibit 99.2 to Fidelity Southern Corporation’s Form 8-K filed January 27, 2010)

10(s)	Securities Purchase Agreement dated May 26, 2011 (incorporated by reference from Exhibit 10.1 to Fidelity Southern Corporation’s Form 8-K filed May 26, 2011)

10(t)	Registration Rights Agreement dated May 26, 2011 (incorporated by reference from Exhibit 10.2 to Fidelity Southern Corporation’s Form 8-K filed May 26, 2011)

10(u)#	First Amendment to the Fidelity Southern Corporation Equity Incentive Plan (incorporated by reference from Exhibit 99(a) to Fidelity Southern Corporation’s Form S-8 filed June 17, 2011)

21(a)	Subsidiaries of Fidelity Southern Corporation (incorporated by reference from Exhibit 21 to Fidelity Southern Corporation’s Form 10-K filed March 27, 2012)

23(a)	Consent of Ernst & Young LLP

Exhibit No.	Name of Exhibit
24(a)*	Powers of Attorney (included on signature page hereto)

101(a)

The following materials from Fidelity Southern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, formatted in XBRL (extensible Business Reporting language) (a) the Consolidated Balance Sheets, (b) the Consolidated Statements of Operations, (c) the Consolidated Statements of Shareholders’ Equity, (d) the Consolidated Statements of Cash Flows, and (e) related notes to the financial statements (Pursuant to Rule 406T of Regulation S-T, the XBRL-related information in this Exhibit is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities and Exchange Act of 1934 (incorporated by reference from Exhibit 101 to the Company’s Form 10-K filed March 27, 2012).

101(b)

The following materials from Fidelity Southern Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, formatted in XBRL (extensible Business Reporting language) (a) the Financial Statements (unaudited) and related notes to the financial statements (unaudited) (Pursuant to Rule 406T of Regulation S-T, the XBRL related information in this Exhibit is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities and Exchange Act of 1934 (incorporated by reference from Exhibit 101 to the Company’s Form 10-Q filed May 14, 2012.

*	Previously filed as an exhibit to this Registration Statement.
#	Indicates director and management contracts or compensatory plans or arrangements.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 21, 2012.

FIDELITY SOUTHERN CORPORATION

By:

/s/ James B. Miller, Jr.

James B. Miller, Jr.

Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Stephen H. Brolly

Stephen H. Brolly

Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Miller, Jr. James B. Miller, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 21, 2012

/s/ Stephen H. Brolly Stephen H. Brolly	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2012

/s/ David R. Bockel Major General (Ret) David R. Bockel	Director	June 21, 2012

/s/ Millard Choate Millard Choate	Director	June 21, 2012

/s/ Donald A. Harp, Jr. Dr. Donald A. Harp, Jr.	Director	June 21, 2012

/s/ Kevin S. King Kevin S. King	Director	June 21, 2012

/s/ William C. Lankford, Jr. William C. Lankford, Jr.	Director	June 21, 2012

/s/ H. Palmer Proctor, Jr. H. Palmer Proctor, Jr.	Director	June 21, 2012

/s/ W. Clyde Shepherd III W. Clyde Shepherd III	Director	June 21, 2012

/s/ Rankin M. Smith, Jr. Rankin M. Smith, Jr.	Director	June 21, 2012